MEDIMMUNE, INC.

                             and

           AMERICAN STOCK TRANSFER & TRUST COMPANY

                       as Rights Agent



                      Rights Agreement


                  Dated as of July 9, 1997































                           Page 8
                     TABLE OF CONTENTS


     Section                                            Page

1.   Certain Definitions                                   2

2.   Appointment of Rights Agent                          12

3.   Issuance of Rights Certificates                      12

4.   Form of Rights Certificates                          15

5.   Countersignature and Registration                    16

6.   Transfer, Split Up, Combination and Exchange of
     Rights Certificates; Mutilated, Destroyed, Lost or
     Stolen Rights Certificates                           17

7.   Exercise of Rights; Exercise Price; Expiration
     Date of Rights                                       19

8.   Cancellation and Destruction of Rights
     Certificates                                         24

9.   Reservation and Availability of Shares of
     Preferred Stock                                      25

10.  Preferred Stock Record Date                          28

11.  Adjustment of Exercise Price, Number and Kind of
     Shares or Number of Rights                           29

12.  Certification of Adjusted Exercise Price or Number
     of Shares                                            46

13.  Consolidation, Merger or Sale or Transfer of
     Assets or Earning Power                              46

14.  Fractional Rights and Fractional Shares              54

15.  Rights of Action                                     55

16.  Agreement of Right Holders                           56

17.  Rights Certificate Holder Not Deemed a Stockholder   58

18.  Concerning the Rights Agent                          58

19.  Merger or Consolidation of, or Change in Name of,
     the Rights Agent                                     59

20.  Duties of Rights Agent                               61

21.  Change of Rights Agent                               65

24.  Exchange                                             69

25.  Notice of Proposed Actions                           73

26.  Notices                                              75

27.  Supplements and Amendments                           76

28.  Successors                                           77

29.  Benefits of this Rights Agreement.

30.  Determinations and Actions by the Board; etc.        77

31.  Delaware Contract                                    78

32.  Counterparts                                         79

33.  Descriptive Headings                                 79

34.  Severability                                         79



                    Exhibit A  --  Form of Certificate of
                    Designations of Series B Junior
                    Preferred Stock
     Exhibit B  --  Summary of Rights
     Exhibit C  --  Form of Rights Certificate

                      RIGHTS AGREEMENT


          Agreement, dated as of July 9, 1997 by and between

MEDIMMUNE, INC., a Delaware corporation (the "Company"), and

American Stock Transfer & Trust Company (the "Rights

Agent").



                   W I T N E S S E T H :

          WHEREAS, on July 9, 1997, the Board of Directors

of the Company authorized the issuance, and declared a

dividend, of one right (a "Right") for each share of Common

Stock, $.01 par value per share, of the Company outstanding

as of the close of business on July 21, 1997 (the "Record

Date"), each such Right representing the right to purchase

one one-hundredth of a share of Series B Junior Preferred

Stock of the Company ("Preferred Stock") having the rights

and preferences set forth in the form of Certificate of

Designations attached hereto as Exhibit A authorized by the

Board of Directors on July 9, 1997 upon the terms and

subject to the conditions hereinafter set forth; and

          WHEREAS, the Board of Directors of the Company

further authorized the issuance of one Right (subject to

adjustment) with respect to each share of Common Stock which may be issued between the Record Date and the earlier to

occur of the Redemption Date or the Final Expiration Date

(as such terms are hereinafter defined);

          NOW, THEREFORE, in consideration of the premises

and the mutual agreements herein set forth, the parties

hereby agree as follows:

          Section 1.  Certain Definitions.  For purposes of

this Agreement, the following terms shall have the meanings

indicated:

                    (a)    "Acquiring Person" shall mean any

          Person (as such term is hereinafter defined) who

          or which, together with all Affiliates and

          Associates (as such terms are hereinafter defined)

          of such Person, shall be the Beneficial Owner (as

          such term is hereinafter defined) of 20% or more

          of the shares of any class of Voting Stock (as

          such term is hereinafter defined) of the Company

          then outstanding; provided that, an Acquiring

          Person shall not include (i) an Exempt Person (as

          such term is hereinafter defined) or (ii) any

          Person, together with all Affiliates and

          Associates of such Person, who or which would be

          an Acquiring Person solely by reason of (x) being

          the Beneficial Owner of shares of Voting Stock of

          the Company, the Beneficial Ownership of which was

          acquired by such Person pursuant to any action or

          transaction or series of related actions or

          transactions approved by the Board of Directors

          before such Person otherwise became an Acquiring

          Person or (y) a reduction in the number of issued

          and outstanding shares of Voting Stock of the

          Company pursuant to a transaction or a series of

          related transactions approved by the Board of

          Directors of the Company (upon approval, in the

          case of subclauses (x) and (y), by a majority of

          the Continuing Directors (as such term is

          hereinafter defined)).  Notwithstanding the

          foregoing, if the Board of Directors of the

          Company determines in good faith (upon approval by

          a majority of the Continuing Directors) that a

          Person who would otherwise be an "Acquiring

          Person" as defined pursuant to the foregoing

          provisions of this paragraph (a) has become such

          inadvertently, and such Person divests as promptly

          as practicable a sufficient number of shares of

          Common Stock so that such Person would no longer

          be an "Acquiring Person" as defined pursuant to

          the foregoing provisions of this paragraph (a),

          then such Person shall not be deemed an "Acquiring

          Person" for any purposes of this Rights Agreement.

          (b)  "Affiliate" and "Associate" shall have the

     respective meanings ascribed to such terms in Rule

     12b-2 of the General Rules and Regulations under the

     Securities Exchange Act of 1934, as amended ("Exchange

     Act"), as in effect on the date of this Rights

     Agreement.

          (c)  A person shall be deemed the "Beneficial

     Owner" of, or to "Beneficially Own", any securities

     (and correlative terms shall have correlative

     meanings);

                           (i)     which such Person or any

          of such Person's Affiliates or Associates,

          directly or indirectly, "beneficially owns" (as

          determined pursuant to Rule 13d-3 of the General

          Rules and Regulations under the Exchange Act); or

                           (ii)    which such Person or any

          of such Person's Affiliates or Associates,

          directly or indirectly, has (A) the right to

          acquire (whether such right is exercisable

          immediately or only after the passage of time or

          the fulfillment of a condition or both) pursuant

          to any agreement, arrangement or understanding, or

          upon the exercise of conversion rights, exchange

          rights, other rights (other than these Rights),

          warrants or options, or otherwise; provided,

          however, that a Person shall not be deemed the

          "Beneficial Owner" of, or to "Beneficially Own",

          securities tendered pursuant to a tender or

          exchange offer made by such Person or any of such

          Person's Affiliates or Associates until such

          tendered securities are accepted for purchase or

          exchange or (B) the right to vote, alone or in

          concert with others, pursuant to any agreement,

          arrangement or understanding (whether or not in

          writing); provided, however, that a Person shall

          not be deemed the "Beneficial Owner" of, or to

          "Beneficially Own", any securities if the

          agreement, arrangement or understanding to vote

          such security (1) arises solely from a revocable

          proxy or consent given in response to a proxy or

          consent solicitation made pursuant to, and in

          accordance with, the applicable rules and

          regulations under the Exchange Act and (2) is not

          at the time reportable by such Person on a

          Schedule 13D report under the Exchange Act (or any

          comparable or successor report); or

                           (iii)   which are beneficially

          owned, directly or indirectly, by any other Person

          with which such Person or any of such Person's

          Affiliates or Associates has any agreement,

          arrangement or understanding (whether or not in

          writing) for the purpose of acquiring, holding,

          voting (except as described in clause (B) of

          subparagraph (ii) of this paragraph (c)) or

          disposing of any securities of the Company.

                           Notwithstanding anything in this

          paragraph (c) to the contrary, if a Person, who

          together with any other stockholders of the

          Company holds, in the aggregate, greater than 50%

          of the Voting Stock of the Company, approves any

          action of the stockholders by written consent in

          lieu of a stockholders meeting, such Person shall

          be deemed to be the "Beneficial Owner" of all of

          the Voting Stock that is voted pursuant to such

          written consent.  Further, notwithstanding

          anything in this paragraph (c) to the contrary, a

          Person engaged in the business of underwriting

          securities shall not be deemed the "Beneficial

          Owner" of, or to "Beneficially Own," any

          securities acquired in good faith in a firm

          commitment underwriting until the expiration of

          forty days after the date of such acquisition.

                    Notwithstanding anything in this

          paragraph (c) to the contrary, the phrase "then

          outstanding," when used with reference to a

          Person's Beneficial Ownership of securities of the

          Company, shall mean the number of such securities

          then issued and outstanding together with the

          number of such securities not then actually issued

          and outstanding which such Person would be deemed

          to own beneficially hereunder.

          (d)  "Business Day" shall mean any day other than

     a Saturday, Sunday, or a day on which banking

     institutions in the State of New York are authorized or

     obligated by law or executive order to close.

          (e)  "Close of Business" on any given date shall

     mean 5:00 P.M., New York time, on such date; provided,

     however, that if such date is not a Business Day it

     shall mean 5:00 P.M., New York time, on the next

     succeeding Business Day.

          (f)  "Common Stock" when used with reference to

     the Company shall mean the Common Stock (presently $.01

     par value) of the Company.  "Common Stock" when used

     with reference to any Person other than the Company

     which shall be organized in corporate form shall mean

     the capital stock or other equity security with the

     greatest per share voting power of such Person or, if

     such other Person is a Subsidiary of another Person,

     the Person or Persons which ultimately control such

     first-mentioned Person.  "Common Stock" when used with

     reference to any Person other than the Company which

     shall not be organized in corporate form shall mean

     units of beneficial interest which shall represent the

     right to participate in profits, losses, deductions and

     credits of such Person and which shall be entitled to

     exercise the greatest voting power per unit of such

     Person or, if such other Person is a Subsidiary of

     another Person, the Person or Persons which ultimately

     control such first-mentioned Person.

          (g)  "Continuing Director" shall mean any member

     of the Board of Directors, while such person is a

     member of the Board of Directors, who is not an

     Acquiring Person, or an Affiliate or Associate of an

     Acquiring Person, or a representative or nominee of an

     Acquiring Person or of any such Affiliate or Associate,

     and who either (i) was a member of the Board of

     Directors on the date of this Agreement or

     (ii) subsequently became a member of the Board of

     Directors, and whose nomination for election or

     election to the Board of Directors was recommended or

     approved by a majority of the Continuing Directors then

     on the Board of Directors.

          (h)  "Distribution Date" shall have the meaning

     set forth in Section 3(b) hereof.

          (i)  "Exchange Act" shall have the meaning set

     forth in Section 1(b) hereof.

          (j)  "Exempt Person" shall mean (i) the Company,

     (ii) any Subsidiary of the Company or (iii) any

     employee benefit plan or employee stock plan of the

     Company or any Subsidiary of the Company, or any trust

     or other entity organized, appointed, established or

     holding Common Stock for or pursuant to the terms of

     any such plan.

          (k)  "Exercise Price" shall have the meaning set

     forth in Section 4 and 7(b) hereof.

          (l)  "Fair Market Value" of any property shall

     mean the fair market value of such property as

     determined in accordance with Section 11(d) hereof.

          (m)  "Final Expiration Date" shall have the

     meaning set forth in Section 7(a) hereof.

          (n)  "Person" shall mean any individual, firm,

     corporation or other entity and shall include any

     successor (by merger of otherwise) of such entity.

          (o)  "Preferred Stock" shall mean shares of Series

     B Junior Preferred Stock, $.01 par value, of the

     Company and, to the extent that there is not a

     sufficient number of shares of Series B Junior

     Preferred Stock authorized to permit the full exercise

     of the Rights, any other series of Preferred Stock,

     $.01 par value, of the Company designated for such

     purpose containing terms substantially similar to the

     terms of the Series B Junior Preferred Stock.

          (p)  "Principal Party" shall have the meaning set

     forth in Section 13(b) hereof.

          (q)  "Record Date" shall have the meaning set

     forth in the recital.

          (r)  "Redemption Date" shall have the meaning set

forth in Section 7(a) hereof.

          (s)  "Redemption Price" shall have the meaning set

     forth in Section 23(a) hereof.

          (t)  "Rights Certificate" shall have the meaning

     set forth in Section 3(d) hereof.

          (u)  "Spread" shall have the meaning set forth in

     Section 11(a)(iii) hereof.

          (v)  "Stock Acquisition Date" shall mean the first

     date on which there shall be a public announcement by

     the Company or an Acquiring Person that an Acquiring

     Person has become such (which, for purposes of this

     definition, shall include, without limitation, a report

     filed pursuant to Section 13(d) of the Exchange Act) or

     such earlier date as a majority of the Continuing

     Directors shall become aware of the existence of an

     Acquiring Person.

          (w)  "Subsidiary" of a Person shall mean any

     corporation or other entity of which securities or

     other ownership interests having voting power

     sufficient to elect a majority of the board of

     directors or other persons performing similar functions

     are beneficially owned, directly or indirectly, by such

     Person or by any corporation or other entity that is

     otherwise controlled by such Person.

          (x)  "Summary of Rights" shall have the meaning

     set forth in Section 3(a) hereof.

          (y)  "Trading Day" shall have the meaning set

     forth in Section 11(d) hereof.

          (z)  "Transfer Tax" shall mean any tax or charge,

     including any documentary stamp tax, imposed or

     collected by any governmental or regulatory authority

     in respect of any transfer of any security, instrument

     or right, including Rights, shares of Common Stock and

     Shares of Preferred Stock.

          (aa) "Triggering Event" shall mean any event

     described in Section 11(a)(ii) or Section 13(a).

          (abb)     "Voting Stock" shall mean (i) the Common

     Stock of the Company and (ii) any other shares of

     capital stock of the Company entitled to vote generally

     in the election of directors or entitled to vote

     together with the Common Stock in respect of any

     merger, consolidation, sale of all or substantially all

     of the Company's assets, liquidation, dissolution or

     winding up.

          Section 2.  Appointment of Rights Agent.  The

Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions

hereof, and the Rights Agent hereby accepts such

appointment.  The Company may from time to time appoint such

Co-Rights Agents as it may deem necessary or desirable.

          Section 3.  Issuance of Rights Certificates.

          (a)  On the Record Date (or as soon as practicable

thereafter), the Company or the Rights Agent shall send a

copy of a Summary of Rights, in substantially the form

attached hereto as Exhibit B (the "Summary of Rights"), by

first class mail, postage prepaid, to each record holder of

the Common Stock as of the close of business on the Record

Date, at the address of such holder shown on the records of

the Company.

          (b)  Until the Close of Business on the day (or

such later date as may be determined by action of the Board

of Directors, upon approval by a majority of the Continuing

Directors) which is the earlier of (i) the tenth day after

the Stock Acquisition Date or (ii) the tenth business day

after the date of the commencement by any person (other than an Exempt Person) of, or the first public announcement of

the intent of any Person (other than an Exempt Person) to

commence, a tender or exchange offer upon the successful

consummation of which such Person, together with its

Affiliates and Associates, would be the Beneficial Owner of

20% or more of any class of the then outstanding shares of

Voting Stock of the Company (irrespective of whether any

shares are actually purchased pursuant to any such offer)

(the earlier of such dates being herein referred to as the

"Distribution Date"), (x) the Rights shall be evidenced by

the certificates for Common Stock registered in the name of

the holders of Common Stock (together with, in the case of

certificates for Common Stock outstanding as of the Record

Date, the Summary of Rights) and not by separate Rights

Certificates and the record holders of such certificates for

Common Stock shall be the record holders of the Rights

represented thereby and (y) each Right shall be transferable only simultaneously and together with the transfer of a

share of Common Stock (subject to adjustment as hereinafter

provided).  Until the Distribution Date (or, if earlier, the

Redemption Date or Final Expiration Date), the surrender for transfer of any certificate for Common Stock shall

constitute the surrender for transfer of the Right or Rights associated with the Common Stock evidenced thereby, whether

or not accompanied by a copy of the Summary of Rights.

          (c)  Rights shall be issued in respect of all

shares of Common Stock that become outstanding after the

Record Date but prior to the earliest of the Distribution

Date, the Redemption Date or the Final Expiration Date and,

in certain circumstances provided in Section 22 hereof, may

be issued in respect of shares of Common Stock that become

outstanding after the Distribution Date.  Certificates for

Common Stock issued (including, without limitation,

certificates issued upon original issuance, disposition from the Company's treasury or transfer or exchange of Common

Stock) after the Record Date but prior to the earliest of

the Distribution Date, the Redemption Date, or the Final

Expiration Date (or, in certain circumstances as provided in

Section 22 hereof, after the Distribution Date) shall have

impressed, printed, written or stamped thereon or otherwise

affixed thereto the following legend:

                    This certificate also
          evidences and entitles the holder hereof to the same number of Rights (subject to adjustment) as the number of shares of Common Stock represented by this certificate, such Rights being on the terms provided under the Rights
          Agreement between MedImmune, Inc. and
          American Stock Transfer & Trust Company
          (the "Rights Agent"), dated as of July
          9, 1997, as it may be amended from time
          to time (the "Rights Agreement"), the
          terms of which are incorporated herein
          by reference and a copy of which is on
          file at the principal executive offices
          of MedImmune, Inc.  Under certain
          circumstances, as set forth in the
          Rights Agreement, such Rights shall be
          evidenced by separate certificates and
          shall no longer be evidenced by this
          certificate. MedImmune, Inc. shall mail to the registered holder of this certificate a copy of the Rights
          Agreement without charge after receipt
          of a written request therefor.  Under
          certain circumstances as provided in
          Section 7(e) of the Rights Agreement,
          Rights issued to or Beneficially Owned
          by Acquiring Persons or their Affiliates or Associates (as such terms are defined in the Rights Agreement) or any subsequent holder of such Rights shall be null and void and may not be transferred to any Person.

          (d)  As soon as practicable after the Distribution

Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be

sent (and the Rights Agent will, if requested, send), by

first class mail, postage prepaid, to each record holder of

the Common Stock as of the Close of Business on the

Distribution Date, as shown by the records of the Company,

at the address of such holder shown on such records, a

certificate in the form provided by Section 4 hereof (a

"Rights Certificate"), evidencing one Right (subject to

adjustment as provided herein) for each share of Common

Stock so held.  As of and after the Distribution Date, the

rights shall be evidenced solely by Rights Certificates and

may be transferred by the transfer of the Rights Certificate as permitted hereby, separately and apart from any transfer

of one or more shares of Common Stock.

     Section 4.  Form of Rights Certificates.

The Rights Certificates (and the forms of election to

purchase shares, certificate and assignment to be printed on the reverse thereof), when, as and if issued, shall be

substantially in the form set forth in Exhibit C hereto and

may have such marks of identification or designation and

such legends, summaries or endorsements printed thereon as

may be required to comply with any law or with any rule or

regulation made pursuant thereto or with any rule or

regulation of any stock exchange on which the Common Stock

or the Rights may from time to time be listed or as the

Company may deem appropriate to conform to usage or

otherwise and as are not inconsistent with the provisions of this Rights Agreement.  Subject to the provisions of Section

22 hereof, Rights Certificates evidencing Rights whenever

issued (i) shall be dated as of the date of issuance of the

Rights they represent and (ii) subject to adjustment from

time to time as provided herein, on their face shall entitle the holders thereof to purchase such number of shares

(including fractional shares which are integral multiples of one-hundredth of a share) of Preferred Stock as shall be set forth therein at the price payable upon exercise of a Right

provided by Section 7(b) hereof as the same may from time to time be adjusted as provided herein (the "Exercise Price").

          Section 5.  Countersignature and Registration.

          (a)  Each Rights Certificate shall be executed on

behalf of the Company by its Chairman of the Board,

President, any Vice President or its Treasurer, either

manually or by facsimile signature.  Each Rights Certificate shall be countersigned by the Rights Agent manually and

shall not be valid for any purpose unless so countersigned.

In case any officer of the Company who shall have signed any

Rights Certificate shall cease to be such officer of the

Company before countersignature by the Rights Agent and

issuance and delivery of the certificate by the Company,

such Rights Certificate, nevertheless, may be countersigned

by the Rights Agent and issued and delivered with the same

force and effect as though the person who signed such Rights

Certificates had not ceased to be such officer of the

Company.  Any Rights Certificate may be signed on behalf of

the Company by any person who, on the date of the execution

of such Rights Certificate, shall be a proper officer of the

Company to sign such Rights Certificate, although at the

date of the execution of this Rights Agreement any such

person was not such an officer.

          (b)  Following the Distribution Date, the Rights

Agent will keep or cause to be kept, at its principal office or one or more offices designated as the appropriate place

for surrender of Rights Certificates upon exercise or

transfer, and in such other locations as may be required by

law, books for registration and transfer of the Rights

Certificates issued hereunder.  Such books shall show the

names and addresses of the respective holders of the Rights

Certificates, the number of Rights evidenced on its face by

each of the Rights Certificates and the date of each of the

Rights Certificates.

          Section 6.  Transfer, Split Up, Combination and

Exchange of Rights Certificates; Mutilated, Destroyed, Lost

or Stolen Rights Certificates.

          (a)  Subject to the provisions of Sections 7(e),

7(f), 14 and 24 hereof, at any time after the Close of

Business on the Distribution Date, and at or prior to the

Close of Business on the earlier of the Redemption Date or

the Final Expiration Date, any Rights Certificate may be (i)

transferred or (ii) split up, combined or exchanged for one

or more other Rights Certificates, entitling the registered

holder to purchase a like number of shares of Preferred

Stock as the Rights Certificate or Rights Certificates

surrendered then entitled such holder to purchase.  Any

registered holder desiring to transfer any Rights

Certificate shall surrender the Rights Certificate at the

office of the Rights Agent designated for the surrender of

Rights Certificates with the form of certificate and

assignment on the reverse side thereof duly endorsed (or

enclosed with such Rights Certificate a written instrument

of transfer in form satisfactory to the Company and the

Rights Agent), duly executed by the registered holder

thereof or his attorney duly authorized in writing, and with such signature duly guaranteed.  Any registered holder

desiring to split up, combine or exchange any Rights

Certificate shall make such request in writing delivered to

the Rights Agent, and shall surrender the Rights Certificate to be split up, combined or exchanged at the office of the

Rights Agent designated therefor.  Thereupon, the Rights

Agent shall countersign and deliver to the person entitled

thereto a Rights Certificate or Rights Certificates, as the

case may be, as so requested.  The Company may require

payment of a sum sufficient to cover any Transfer Tax that

may be imposed in connection with any transfer, split up,

combination or exchange of any Rights Certificates.

          (b)  Subject to the provisions of Sections 7(e),

7(f), 14 and 24 hereof, upon receipt by the Company and the

Rights Agent of evidence reasonably satisfactory to them of

the loss, theft, destruction or mutilation of a Rights

Certificate, and, in case of loss, theft or destruction, of

indemnity or security reasonably satisfactory to them and,

if requested by the Company, reimbursement to the Company

and the Rights Agent of all reasonable expenses incidental

thereto, or upon surrender to the Rights Agent and

cancellation of the Rights Certificate if mutilated, the

Company shall issue and deliver a new Rights Certificate of

like tenor to the Rights Agent for delivery to the

registered owner in lieu of the Rights Certificate so lost,

stolen, destroyed or mutilated.

          Section 7.  Exercise of Rights; Exercise Price;

Expiration Date of Rights.

          (a)  The Rights shall not be exercisable until,

and shall become exercisable on, the Distribution Date

(unless otherwise provided herein, including, without

limitation, the restrictions on exercisability set forth in

Sections 7(e), 23 and 24 hereof).  Except as otherwise

provided herein, the Rights may be exercised, in whole or in part, at any time commencing with the Distribution Date upon surrender of the Rights Certificate, with the form of

election to purchase and certificate on the reverse side

thereof duly executed (with signatures duly guaranteed), to

the Rights Agent at the principal office of the Rights Agent in New York, New York, together with payment of the Exercise

Price for each Right exercised, subject to adjustment as

hereinafter provided, at or prior to the Close of Business

on the earliest of (i) July 9, 2007 (the "Final Expiration

Date"), (ii) the date on which the Rights are redeemed as

provided in Section 23 hereof (the "Redemption Date"), (iii)

the date on which such Rights are exchanged as provided in

Section 24 hereof or (iv) the time at which the Rights

expire pursuant to Section 13(e) hereof.

          (b)  The Exercise Price shall initially be $100

for each one one-hundredth (1/100) of a share of Preferred

Stock issued pursuant to the exercise of a Right.  The

Exercise Price and the number of shares of Preferred Stock

or other securities to be acquired upon exercise of a Right

shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof.  The Exercise Price shall be

payable in lawful money of the United States of America, in

accordance with paragraph (c) below.

          (c)  Except as otherwise provided herein, upon

receipt of a Rights Certificate representing exercisable

Rights with the form of election to purchase and the

certificate contained therein duly executed, accompanied by

payment by certified check, cashier's check, bank draft or

money order payable to the Company of the Exercise Price for the shares to be purchased and an amount equal to any

applicable Transfer Tax required to be paid by the holder of the Rights Certificate in accordance with Section 9(e)

hereof, the Rights Agent shall thereupon promptly (i)

requisition from any transfer agent of the Preferred Stock

of the Company one or more certificates representing the

number of shares of Preferred Stock to be so purchased, and

the Company hereby authorizes such transfer agent to comply

with all such requests, (ii) as provided in Section 14(b),

at the election of the Company, cause depositary receipts to be issued in lieu of fractional shares of Preferred Stock,

(iii) if the election provided for in the immediately

preceding clause (ii) has not been made, requisition from

the Company the amount of cash to be paid in lieu of the

issuance of fractional shares in accordance with section

14(b) hereof, (iv) after receipt of such Preferred Stock

certificates and, if applicable, depositary receipts, cause

the same to be delivered to or upon the order of the

registered holder of such Rights Certificate, registered in

such name or names as may be designated by such holder and

(v) when appropriate, after receipt, promptly deliver such

cash to or upon the order of the registered holder of such

Rights Certificate; provided, however, that in the case of a purchase of securities, other than Preferred Stock, pursuant to Section 13 hereof, the Rights Agent shall promptly take

the appropriate actions corresponding in such case to that

referred to in the foregoing clauses (i) through (v) of this

Section 7(c).  Notwithstanding the foregoing provisions of

this Section 7(c), the Company may suspend the

exercisability of the Rights for a period not in excess of

ninety (90) days, during which the Company seeks to register under the Securities Act of 1933, as amended (the "Act"),

and any applicable securities law of any other jurisdiction,

the shares of Preferred Stock to be issued pursuant to the

Rights.

          (d)  In case the registered holder of any Rights

Certificate shall exercise less than all the Rights

evidenced thereby, a new Rights Certificate evidencing

Rights equivalent to the Rights remaining unexercised shall

be issued by the Rights Agent to the registered holder of

such Rights Certificate or his assign, subject to the

provisions of Section 14(b) hereof.

          (e)  Notwithstanding any provision of this Rights

Agreement to the contrary, from and after the time (the

"invalidation time") when any Person first becomes an

Acquiring Person, any Rights that are beneficially owned by

(x) such Acquiring Person (or any Associate or Affiliate of

such Acquiring Person), (y) a transferee of such Acquiring

Person (or any such Associate or Affiliate) who becomes a

transferee after the invalidation time or (z) a transferee

of such Acquiring Person (or any such Associate or

Affiliate) who becomes a transferee prior to or concurrently with the invalidation time pursuant to either (I) a transfer from the Acquiring Person to holders of its equity

securities or to any Person with whom it has any continuing

agreement, arrangement or understanding regarding the

transferred Rights or (II) a transfer which the Board of

Directors has determined is part of a plan, arrangement or

understanding which has the purpose or effect of avoiding

the provisions of this Section 7(e) (upon approval by a

majority of the Continuing Directors) and subsequent

transferees of such Persons referred to in clause (y) and

(z) above, shall be void without any further action and any

holder of such Rights shall thereafter have no rights

whatsoever with respect to such Rights under any provision

of this Rights Agreement.  The Company shall use all

reasonable efforts to ensure that the provisions of this

Section 7(e) are complied with, but shall have no liability

to any holder of Rights Certificates or any other Person as

a result of its failure to make any determination with

respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.  No Rights Certificate shall be

issued pursuant to Section 3 hereof that represents Rights

beneficially owned by an Acquiring Person whose Rights would be void pursuant to the provisions of this Section 7(e) or

any Associate or Affiliate hereof; no Rights Certificate

shall be issued at any time upon the transfer of any Rights

to an Acquiring Person whose Rights would be void pursuant

to the provisions of this Section 7(e) or any Associate or

Affiliate thereof or to any nominee of such Acquiring

Person, Associate or Affiliate; and any Rights Certificate

delivered to the Rights Agent for transfer to an Acquiring

Person whose Rights would be void pursuant to the provisions of this Section 7(e) shall be cancelled.

          (f)  Notwithstanding anything in this Agreement to

the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a

registered holder upon the occurrence of any purported

exercise as set forth in this Section 7 unless such

registered holder shall have (i) completed and signed the

certificate following the form of election to purchase set

forth on the reverse side of the Rights Certificate

surrendered for such exercise and (ii) provided such

additional evidence of the identity of the Beneficial Owner

(or former Beneficial Owner) or Affiliates or Associates

thereof as the Company shall reasonably request.

          Section 8.  Cancellation and Destruction of Rights

Certificates.  All Rights Certificates surrendered for the

purpose of exercise, transfer, split up, combination or

exchange shall, if surrendered to the Company or to any of

its agents, be delivered to the Rights Agent for

cancellation or in cancelled form, or, if surrendered to the

Rights Agent, shall be cancelled by it, and no Rights

Certificates shall be issued in lieu thereof except as

expressly permitted by any of the provisions of this Rights

Agreement.  The Company shall deliver to the Rights Agent

for cancellation and retirement, and the Rights Agent shall

cancel and retire, any Rights Certificate purchased or

acquired by the Company otherwise than upon the exercise

thereof.  The Rights Agent shall deliver all cancelled

Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights

Certificates, and in such case shall deliver a certificate

of destruction thereof to the Company.

          Section 9.  Reservation and Availability of Shares

of Preferred Stock.

          (a)  The Company covenants and agrees that it will

cause to be reserved and kept available out of its author

ized and unissued shares of Preferred Stock or out of its

authorized and issued shares of Preferred Stock held in its

treasury, such number of shares of Preferred Stock as will

from time to time be sufficient to permit the exercise in

full of all outstanding Rights and, after the occurrence of

a Triggering Event, shall, to the extent reasonably

practicable, so reserve and keep available a sufficient

number of shares of Common Stock (and/or other securities)

which may be required to permit the exercise in full of all

outstanding Rights.

          (b)  If the Preferred Stock (or, following the

occurrence of a Triggering Event, the Common Stock and/or

other securities) is at any time listed on a national

securities exchange or included for quotation on any

transaction reporting system, then so long as the Preferred

Stock (and, following the occurrence of any such Triggering

Event, Common Stock and/or other securities) issuable and

deliverable upon exercise of the Rights may be listed on

such exchange or included for quotation on any such

transaction reporting system, the Company shall use its best efforts to cause, from and after such time as the Rights

become exercisable (but only to the extent that it is

reasonably likely that the Rights will be exercised), all

shares reserved for such issuance to be listed on such

exchange or included for quotation on any such transaction

reporting system upon official notice of issuance upon such

exercise.

          (c)  The Company covenants and agrees that it will

take all such action as may be necessary to insure that all

shares of Preferred Stock delivered upon the exercise of

Rights (or, following the occurrence of a Triggering Event,

shares of Common Stock and/or other securities) shall, at

the time of delivery of the certificates for such shares or

other securities (subject to payment of the Exercise Price

in respect thereof), be duly and validly authorized and

issued and fully paid and nonassessable.

          (d)  The Company shall use its best efforts to (i)

file, as soon as practicable following the occurrence of an

event described in Section 11(a)(ii), or as soon as is

required by law following the Distribution Date, as the case may be, a registration statement under the Act, with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement

to become effective as soon as practicable after such

filing, and (iii) cause such registration statement to

remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date

as of which the Rights are no longer exercisable for such

securities, and (b) the date of the expiration of the

Rights.  The Company may temporarily suspend, for a period

of time not to exceed ninety (90) days, the exercisability

of the Rights in order to prepare and file a registration

statement under the Act and permit it to become effective.

The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the

exercisability of the Rights.  Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be

exercisable in any jurisdiction unless the requisite

qualification is such jurisdiction shall have been obtained

and until a registration statement under the Act (if

required) shall have been declared effective.

          (e)  The Company covenants and agrees that it will

pay when due and payable any and all U.S. federal and state

Transfer Taxes which may be payable in respect of the

issuance or delivery of the Rights Certificates or of any

shares of Preferred Stock (or, following the occurrence of a

Triggering Event, Common Stock and/or other securities)

issued or delivered upon the exercise of Rights.  The

Company shall not, however, be required to pay any Transfer

Tax which may be payable in respect of any transfer or

delivery of a Rights Certificate to a Person other than, or

the issuance or delivery of certificates for Preferred Stock

(or, following the occurrence of a Triggering Event, Common

Stock and/or other securities) upon exercise of Rights in a

name other than that of, the registered holder of the Rights

Certificate, and the Company shall not be required to issue

or deliver a Rights Certificate or certificate for Preferred

Stock (or, following the occurrence of a Triggering Event,

Common Stock and/or other securities) to a Person other than such registered holder until any such Transfer Tax shall

have been paid (any such Transfer Tax being payable by the

holder of such Rights Certificate at the time of surrender)

or until it has been established to the Company's

satisfaction that no such Transfer Tax is due.

          Section 10.  Preferred Stock Record Date.  Each

Person in whose name any certificate for shares of Preferred

Stock (or Common Stock and/or other securities, as the case

may be) is issued upon the exercise of Rights shall for all

purposes be deemed to have become the holder of record of

the securities represented thereby on, and such certificate

shall be dated as of, the date upon which the Rights

Certificate evidencing such Rights was duly surrendered and

payment of the Exercise Price (and any applicable Transfer

Taxes) was made; provided, however, that, if the date of

such surrender and payment is a date upon which the

Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are closed,

such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated as

of, the next succeeding Business Day on which the applicable transfer books of the Company are open.  Prior to the

exercise of the Rights evidenced thereby, the holder of a

Rights Certificate, as such, shall not be entitled to any

rights of a stockholder of the Company with respect to

shares for which the Rights shall be exercisable, including,

without limitation, the right to vote, to receive dividends

or other distributions or to exercise any preemptive rights,

and shall not be entitled to receive any notice of any

proceedings of the Company, except as provided herein.

          Section 11.  Adjustment of Exercise Price, Number

and Kind of Shares or Number of Rights.  The Exercise Price,

the number and kind of shares which may be purchased upon

exercise of a Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this

Section 11.

                      (a)(i)  In the event the Company shall

          at any time after the date of this Agreement (A)

          declare a dividend on the Preferred Stock payable

          in Preferred Stock, (B) subdivide the outstanding

          Preferred Stock, (C) combine the outstanding

          Preferred Stock into a smaller number of shares of

          Preferred Stock or (D) issue any shares of its

          capital stock in a reclassification of the

          Preferred Stock (including any such reclassifi

          cation in connection with a consolidation or

          merger in which the Company is the continuing or

          surviving corporation), except as otherwise

          provided in this Section 11(a), the Exercise Price

          in effect at the time of the record date for such

          dividend or of the effective date of such subdivi

          sion, combination or reclassification, and the

          number and kind of shares of capital stock

          issuable on such date, shall be proportionately

          adjusted so that the holder of any Right exercised

          after such time shall be entitled to receive the

          aggregate number and kind of shares of capital

          stock which, if such Right had been exercised

          immediately prior to such date and at a time when

          the Preferred Stock transfer books of the Company

          were open, he would have owned upon such exercise

          and been entitled to receive by virtue of such

          dividend, subdivision, combination or reclassifi

          cation; provided, however, that in no event shall

          the consideration to be paid upon the exercise of

          one Right be less than the aggregate par value of

          the shares of capital stock of the Company

          issuable upon exercise of one Right.  If an event

          occurs which would require an adjustment under

          both this Section 11(a)(i) and Section 11(a)(ii)

          hereof, the adjustment provided for in this

          Section 11(a)(i) shall be in addition to, and

          shall be made prior to, any adjustment required

          pursuant to this Section 11(a)(ii).

                      (ii) Subject to Section 24 of this

          Agreement, in the event that any Person (other

          than an Exempt Person), alone or together with its

          Affiliates and Associates, shall become an

          Acquiring Person, unless the event causing such

          Person to become an Acquiring Person is an

          acquisition of shares of Common Stock pursuant to

          a cash tender offer made pursuant to Section 14(d)

          of the Exchange Act for all outstanding shares of

          Common Stock (other than shares of Voting Stock

          beneficially owned by the Person making the offer

          or by its Affiliates or Associates) at a price and

          on terms determined by at least a majority of the

          Continuing Directors to be (a) at a price which is

          fair to stockholders (taking into account all

          factors which such members of the Board deem

          relevant, including, without limitation, prices

          which could reasonably be achieved if the Company

          or its assets were sold on an orderly basis

          designed to realize maximum value) and (b)

          otherwise in the best interests of the Company and

          its stockholders, then, except as otherwise

          provided in this Section 11, each holder of a

          Right, except as provided in Section 7(e) hereof,

          shall thereafter have the right to receive, upon

          exercise of such Right at a price equal to the

          then current Exercise Price multiplied by the

          number of one one-hundredths of a share of

          Preferred Stock for which a Right is then exercis

          able, in accordance with the terms of this

          Agreement and in lieu of Preferred Stock, such

          number of shares of Common Stock of the Company as

          shall equal the result obtained by (x) multiplying

          the then current Exercise Price by the number of

          one one-hundredths of a share of Preferred Stock

          for which a Right is then exercisable and dividing

          that product by (y) 50% of the Fair Market Value

          of the Company's Common Stock (determined pursuant

          to Section 11(d) hereof) on the date of the

          occurrence of such event; provided, however, that

          if the transaction that would otherwise give rise

          to the foregoing adjustment is also subject to the

          provisions of Section 13 hereof, then only the

          provisions of Section 13 hereof shall apply and no

          adjustment shall be made pursuant to this Section

          11(a)(ii).

                      (iii)   In lieu of issuing Common

          Stock in accordance with Section 11(a)(ii) hereof,

          the Company may, if the Board of Directors of the

          Company, upon approval by a majority of the

          Continuing Directors, determines that such action

          is necessary or appropriate and not contrary to

          the interest of holders of Rights (and, in the

          event that the number of shares of Common Stock

          which are authorized by the Company's Restated

          Certificate of Incorporation but not outstanding

          or reserved for issuance for purposes other than

          upon exercise of the Rights are not sufficient to

          permit the exercise in full of the Rights, the

          Company shall):  (A) determine the excess of (1)

          the value of the Common Stock issuable upon the

          exercise of a Right (the "Current Value") over (2)

          the Exercise Price (such excess being referred to

          as the "Spread") and (B) with respect to each

          Right, make adequate provision to substitute for

          such Common Stock, upon exercise of the Rights,

          (1) cash, (2) a reduction in the Exercise Price,

          (3) other equity securities of the Company

          (including, without limitation, shares or units of

          shares of any series of preferred stock which the

          Board of Directors of the Company, upon approval

          by a majority of the Continuing Directors, has

          deemed to have the same value as Common Stock

          (such shares or units of shares of preferred stock

          are herein called "common stock equivalents")),

          (4) debt securities of the Company, (5) other

          assets or (6) any combination of the foregoing,

          having an aggregate value equal to the Current

          Value, where such aggregate value has been

          determined by the Board of Directors of the

          Company, upon approval by a majority of the

          Continuing Directors; provided, however, if the

          Company shall not have made adequate provision to

          deliver value pursuant to clause (B) above within

          thirty (30) days following the occurrence of an

          event described in Section 11(a)(ii), then the

          Company shall be obligated to deliver, upon the

          surrender for exercise of a Right and without

          requiring payment of the Exercise Price, Common

          Stock (to the extent available), and then, if

          necessary, cash, which shares and/or cash have an

          aggregate value equal to the Spread.  If the Board

          of Directors, upon approval by a majority of the

          Continuing Directors, shall determine in good

          faith that it is likely that sufficient additional

          Common Stock could be authorized for issuance upon

          exercise in full of the Rights, the thirty (30)

          day period set forth above may be extended to the

          extent necessary, but not more than ninety (90)

          days after the occurrence of an event described in

          Section 11(a)(ii), in order that the Company may

          seek stockholder approval for the authorization of

          such additional shares.  To the extent that the

          Company determines that some action need be taken

          pursuant to the preceding sentences of this

          Section 11(a)(iii), the Company may suspend the

          exercisability of the Rights until the expiration

          of any such period, as extended, in order to seek

          any authorization of additional shares and/or to

          decide the appropriate form of distribution to be

          made pursuant to this Section 11(a)(iii) and to

          determine the value thereof.  In the event of any

          such suspension, the Company shall issue a public

          announcement stating that the exercisability of

          the Rights has been temporarily suspended, as well

          as a public announcement at such time as the

          suspension is no longer in effect and shall

          promptly notify the Rights Agent of such suspen

          sion.  For purposes of this Section 11(a)(iii),

          the value of the Common Stock shall be the Fair

          Market Value (as determined pursuant to Section

          11(d) hereof) per share of the Common Stock at the

          Close of Business on the date of the occurrence of

          an event described in Section 11(a)(ii) and the

          value of any "common stock equivalent" shall be

          deemed to have the same value as the Common stock

          on such date.

          (b)  In the event that the Company shall, after

the Record Date, fix a record date for the issuance of

rights, options or warrants to all holders of Preferred

Stock entitling them (for a period expiring within 45

calendar days after such record date) to subscribe for or

purchase Preferred Stock (or shares having the same rights,

privileges and preferences as the Preferred Stock

("equivalent preferred stock")) or securities convertible

into Preferred Stock or equivalent preferred stock at a

price per share of Preferred Stock or equivalent preferred

stock (or having a conversion price per share, if a security convertible into Preferred Stock or equivalent preferred

stock) less than the Fair Market Value per share of the

Preferred Stock (as defined in Section 11(d)) on such record date, the Exercise Price to be in effect after such record

date shall be determined by multiplying the Exercise Price

in effect immediately prior to such record date by a

fraction, the numerator of which shall be the number of

shares of Preferred Stock outstanding on such record date

plus the number of shares of Preferred Stock which the

aggregate offering price of the total number of shares of

Preferred Stock and/or the equivalent preferred stock so to

be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase

at such Fair Market Value and the denominator of which shall be the number of shares of Preferred Stock outstanding on

such record date plus the number of additional shares of

Preferred Stock and/or equivalent preferred stock to be

offered for subscription or purchase (or into which the

convertible securities so to be offered are initially

convertible); provided, however, that in no event shall the

consideration to be paid upon the exercise of one Right be

less than the aggregate par value of the shares of capital

stock of the Company issuable upon exercise of one Right.

Preferred Stock owned by or held for the account of the

Company shall not be deemed outstanding for the purpose of

any such computation.  Such adjustment shall be made

successively whenever such a record date is fixed; and in

the event that such rights, options or warrants are not so

issued, the Exercise Price shall be adjusted to be the

Exercise Price which would then be in effect if such record

date had not been fixed.

          (c)  In case the Company shall fix a record date

for the making of a distribution to all holders of the

Preferred Stock (including any such distribution made in

connection with a consolidation or merger in which the

Company is the continuing or surviving corporation) or

evidences of indebtedness or assets (other than a regular

quarterly cash dividend or a dividend payable in Preferred

Stock) or subscription rights or warrants (excluding those

referred to in Section 11(b) hereof), the Exercise Price to

be in effect after such record date shall be determined by

multiplying the Exercise Price in effect immediately prior

to such record date by a fraction, the numerator of which

shall be the Fair Market Value per share of the Preferred

Stock on such record date, less the Fair Market Value of the portion of the assets or evidences of indebtedness so to be

distributed or of such subscription rights or warrants

applicable to one share of Preferred Stock and the

denominator of which shall be the Fair Market Value per

share of the Preferred Stock; provided, however, that in no

event shall the consideration to be paid upon the exercise

of one Right be less than the aggregate par value of the

shares of capital stock of the Company to be issued upon

exercise of one Right.  Such adjustments shall be made

successively whenever such a record date is fixed; and in

the event that such distribution is not so made, the

Exercise Price shall again be adjusted to be the Exercise

Price which would then be in effect if such record date had

not been fixed.

          (d)  For the purpose of this Rights Agreement, the

"Fair Market Value" of any share of Preferred Stock, Common

Stock or any other stock or any Rights or other security or

any other property on any date shall be determined as

provided in this Section 11(d).  In the case of a publicly-

traded stock or other security, the Fair Market Value on any date shall be deemed to be the average of the daily closing

prices per share of such stock or per unit of such other

security for the 30 consecutive Trading Days (as such term

is hereinafter defined) immediately prior to such date;

provided, however, that in the event that the Fair Market

Value per share of any security is determined during a

period which includes any date that is within 30 Trading

Days after (i) the ex-dividend date for a dividend or

distribution on such security payable in shares of such

security or securities convertible into shares of such

security, or (ii) the effective date of any subdivision,

split, combination, consolidation, reverse stock split or

reclassification of such security, then, and in each such

case, the Fair Market Value shall be appropriately adjusted

by the Board of Directors of the Company to take into

account ex-dividend or post-effective date trading.  The

closing price for any day shall be the last sale price,

regular way, or, in case no such sale takes place on such

day, the average of the closing bid and asked prices,

regular way (in either case, as reported in the applicable

transaction reporting system with respect to securities

listed or admitted to trading on the New York Stock

Exchange), or, if the securities are not listed or admitted

to trading on the New York Stock Exchange, as reported in

the applicable transaction reporting system with respect to

securities listed on the principal national securities

exchange on which such security is listed or admitted to

trading; or, if not listed or admitted to trading on any

national securities exchange, the last quoted price (or, if

not so quoted, the average of the high bid and low asked

prices) in the over-the-counter market, as reported by the

National Association of Securities Dealers, Inc. Automated

Quotation System ("NASDAQ") or such other system then in

use; or, if no bids for such security are quoted by any such organization, the average of the closing bid and asked

prices as furnished by a professional market maker making a

market in such security selected by the Board of Directors

of the Company (upon approval by a majority of the

Continuing Directors).  The term "Trading Day" shall mean a

day on which the principal national securities exchange on

which such security is listed or admitted to trading is open for the transaction of business or, if such security is not

listed or admitted to trading on any national securities

exchange, a Business Day.  If a security is not publicly

held or not so listed or traded, "Fair Market Value" shall

mean the fair value per share of stock or per other unit of

such other security, as determined in good faith by the

Board of Directors of the Company (upon approval by a

majority of the Continuing Directors); provided, however,

that, if the Preferred Stock is not publicly traded, the

Fair Market Value of a share of Preferred Stock shall be

conclusively deemed to be the Fair Market Value of a share

of Common Stock (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one hundred.  In the case of property other than securities, the "Fair Market Value"

thereof shall be determined in good faith by the Board of

Directors of the Company (upon approval by a majority of the

Continuing Directors).  Any such determination of Fair

Market Value shall be described in a statement filed with

the Rights Agent and shall be binding upon the Rights Agent

and the holders of the Rights.

          (e)  All calculations under this Section 11 shall

be made to the nearest cent or to the nearest one one-

hundredth of a share, as the case may be.  No adjustment in

the Exercise Price shall be required unless adjustment would require an increase or decrease of at least 1% in such

price; provided, however, that any adjustments which by

reason of this Section 11(e) are not required to be made

shall be carried forward and taken into account in any

subsequent adjustment.  Notwithstanding the preceding

sentence, any adjustment required by this Section 11 shall

be made no later than the earlier of (i) three years from

the date of the transaction which mandates the adjustment or

(ii) the date of the expiration of the right to exercise the

Rights.

          (f)  Irrespective of any adjustment or change in

the Exercise Price or the number of shares of Preferred

Stock issuable upon the exercise of the Rights, the Rights

Certificates theretofore and thereafter issued may continue

to express the Exercise Price and the number of shares to be issued upon exercise of the Rights as in the initial Rights

Certificates issued hereunder but, nevertheless, shall

represent the Rights as so adjusted.

          (g)  Before taking any action that would cause an

adjustment reducing the purchase price per whole share of

Preferred Stock upon exercise of the Rights below the then

par value, if any, of the shares of Preferred Stock, the

Company shall use its best efforts to take any corporate

action which may, in the opinion of its counsel, be

necessary in order that the Company may validly and legally

issue fully paid and non-assessable shares of such Preferred

Stock at such adjusted purchase price per share.

          (h)  If as a result of an adjustment made pursuant

to Section 11(a) or Section 13(a) hereof, the holder of any

Right thereafter exercised shall become entitled to receive

any shares of capital stock of the Company other than

Preferred Stock, thereafter the number of such other shares

so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as

nearly equivalent as practicable to the provisions with

respect to the Preferred Stock contained in Sections 11(a),

(b), (c), (e), (f), (g), (i), (j) and (k), and the

provisions of Sections 7, 9, 10, 13 and 14 with respect to

the Preferred Stock shall apply on like terms to any such

other shares.

          (i)  Unless the Company shall have exercised its

election as provided in Section 11(j), upon each adjustment

of the Exercise Price as a result of the calculations made

in Sections 11(b) and (c), each Right outstanding

immediately prior to the making of such adjustment shall

thereafter evidence the right to purchase, at the adjusted

Exercise Price, that number of one one-hundredth of a share

of Preferred Stock (calculated to the nearest one one-

millionth of a share) obtained by (i) multiplying (x) the

number of one one-hundredths of a share covered by a Right

immediately prior to this adjustment by (y) the Exercise

Price in effect immediately prior to such adjustment of the

Exercise Price and (ii) dividing the product so obtained by

the Exercise Price in effect immediately after such

adjustment of the Exercise Price.

          (j)  The Company may elect on or after the date of

any adjustment of the Exercise Price to adjust the number of

Rights, in substitution for any adjustment in the number of

one one-hundredths of a share of Preferred Stock purchasable upon the exercise of a Right.  Each of the Rights

outstanding after such adjustment of the number of Rights

shall be exercisable for the number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment.  Each Right held of

record prior to such adjustment of the number of Rights

shall become that number of Rights (calculated to the

nearest one ten-thousandth) obtained by dividing the

Exercise Price in effect immediately prior to adjustment of

the Exercise Price by the Exercise Price in effect

immediately after adjustment of the Exercise Price.  The

Company shall make a public announcement of its election to

adjust the number of Rights, indicating the record date for

the adjustment, and, if known at the time, the amount of the adjustment to be made.  This record date may be the date on

which the Exercise Price is adjusted or any day thereafter,

but, if the Rights Certificates have been issued, shall be

at least 10 days later than the date of the public

announcement.  If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this

Section 11(j), the Company shall, as promptly as

practicable, cause to be distributed to holders of record of

Rights Certificates on such record date Rights Certificates

evidencing, subject to Section 14 hereof, the additional

Rights to which such holders shall be entitled as a result

of such adjustment, or, at the option of the Company, shall

cause to be distributed to such holders of record in

substitution and replacement for the Rights Certificates

held by such holders prior to the date of adjustment, and

upon surrender thereof, if required by the Company, new

Rights Certificates evidencing all the Rights to which such

holders shall be entitled after such adjustment.  Rights

Certificates so to be distributed shall be issued, executed

and countersigned in the manner provided for herein and

shall be registered in the names of the holders of record of

Rights Certificates on the record date specified in the

public announcement.

          (k)  Anything in this Section 11 to the contrary

notwithstanding, the Company shall be entitled to make such

reductions in the Exercise Price, in addition to those

adjustments expressly required by this Section 11, as and to the extent that it, in its sole discretion, shall determine

to be advisable in order that any consolidation or

subdivision of the Preferred Stock, issuance wholly for cash of any Preferred Stock at less than the current market

price, issuance wholly for cash of Preferred Stock or

securities which by their terms are convertible into or

exchangeable for Preferred Stock, dividends on Preferred

Stock payable in Preferred Stock or issuance of rights,

options or warrants referred to hereinabove in Section

11(b), hereafter made by the Company to holders of its

Preferred Stock shall not be taxable to such stockholders.

          (l)  In the event that at any time after the date

of this Agreement and prior to the Distribution Date, the

Company shall (i) declare or pay any dividend on the Common

Stock payable in Common Stock or (ii) effect a subdivision,

combination or consolidation of the Common Stock (by

reclassification or otherwise than by payment of dividends

in Common Stock) into a greater or lesser number of shares

of Common Stock, then in any such case (A) the number of one one-hundredths of a share of Preferred Stock purchasable

after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-hundredths

of a share of Preferred Stock so purchasable immediately

prior to such event by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event, and (B) each share of Common Stock outstanding

immediately after such event shall have issued with respect

to it that number of Rights which each share of Common Stock outstanding immediately prior to such event had issued with

respect to it.  The adjustments provided for in this Section

11(l) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or

consolidation is effected.

          Section 12.  Certification of Adjusted Exercise

Price or Number of Shares.  Whenever an adjustment is made

as provided in Section 11 or Section 13, the Company shall

(a) promptly prepare a certificate setting forth such

adjustment, and a brief statement of the facts giving rise

to such adjustment, (b) promptly file with the Rights Agent

and with each transfer agent for the Preferred Stock a copy

of such certificate and (c) mail a brief summary thereof to

each holder of a Rights Certificate in accordance with

Section 25.  Notwithstanding the foregoing sentence, the

failure of the Company to make such certification or give

such notice shall not affect the validity of or the force or effect of the requirement for such adjustment.  Any

adjustment to be made pursuant to Section 11 or Section 13

of this Rights Agreement shall be effective as of the date

of the event giving rise to such adjustment.  The Rights

Agent shall be fully protected in relying on any such

certificate and on any adjustment therein contained and

shall not be deemed to have knowledge of any adjustment

unless and until it shall have received such certificate.

          Section 13.  Consolidation, Merger or Sale or

Transfer of Assets or Earning Power.

     (a)  Except for any transaction approved by the Board

of Directors (upon approval by a majority of the Continuing

Directors), in the event that, at any time on or after the

Stock Acquisition Date, (x) the Company shall, directly or

indirectly, consolidate with, or merge with and into, any

other Person or Persons and the Company shall not be the

surviving or continuing corporation of such consolidation or merger, or (y) any Person or Persons shall, directly or

indirectly, consolidate with, or merge with and into, the

Company, and the Company shall be the continuing or

surviving corporation of such consolidation or merger and,

in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed

into or exchanged for stock or other securities of any other

Person or of the Company or cash or any other property, or

(z) the Company or one or more of its Subsidiaries shall,

directly or indirectly, sell or otherwise transfer to any

other Person or any Affiliate or Associate of such Person,

in one or more transactions, or the Company or one or more

of its Subsidiaries shall sell or otherwise transfer to any

Persons in one or a series of related transactions, assets

or earning power aggregating more than 50% of the assets or

earning power of the Company and its Subsidiaries (taken as

a whole), then, on the first occurrence of any such event

(except as may be contemplated by Section 13(e) hereof),

proper provision shall be made so that (i) each holder of

record of a Right, except as provided in Section 7(e)

hereof, shall thereafter have the right to receive, upon the exercise thereof and payment of the Exercise Price in

accordance with the terms of this Rights Agreement, such

number of shares of validly issued, fully paid, non-

assessable and freely tradeable Common Stock of the

Principal Party (as defined herein), not subject to any

liens, encumbrances, rights of first refusal or other

adverse claims, as shall, based on the Fair Market Value of

the Common Stock of the Principal Party on the date of the

consummation of such consolidation, merger, sale or

transfer, equal twice the Exercise Price; (ii) such

Principal Party shall thereafter be liable for, and shall

assume, by virtue of such consolidation, merger, sale or

transfer, all the obligations and duties of the Company

pursuant to this Rights Agreement; (iii) the term "Company"

for all purposes of this Rights Agreement shall thereafter

be deemed to refer to such Principal Party; (iv) such

Principal Party shall take such steps (including, but not

limited to, the reservation of a sufficient number of shares of its Common Stock in accordance with the provisions of

Section 9 hereof) in connection with such consummation as

may be necessary to assure that the provisions hereof shall

thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter

deliverable upon the exercise of the Rights; and (v) the

provisions of Section 11(a)(ii) hereof shall be of no effect following the occurrence of any event described in clause

(x), (y) or (z) above of this Section 13(a).  The provisions of this Section 13 shall similarly apply to successive

mergers or consolidations or sales or other transfers.

          (b)  "Principal Party" shall mean

               (i)    in the case of any transaction

described in (x) or (y) of the first sentence of Section

13(a) hereof:  (A) the Person that is the issuer of the

securities into which shares of Common Stock of the Company

are changed or otherwise exchanged or converted in such

merger or consolidation, or, if there is more than one such

issuer, the issuer of the Common Stock of which has the

greatest market value or (B) if no securities are so issued,

(x) the Person that is the other party to the merger or

consolidation and that survives such merger or

consolidation, or, if there is more than one such Person,

the Person the Common Stock of which has the greatest market value or (y) if the Person that is the other party to the

merger or consolidation does not survive the merger or

consolidation, the Person that does survive the merger or

consolidation (including the Company if its survives); and

               (ii)   in the case of any transaction

described in (z) of the first sentence in Section 13(a), the

Person that is the party receiving the greatest portion of

the assets or earning power transferred pursuant to such

transaction or transactions, or, if each Person that is a

party to such transaction or transactions receives the same

portion of the assets or earning power so transferred or if

the Person receiving the greatest portion of the assets or

earning power cannot be determined, whichever of such

Persons as is the issuer of Common Stock having the greatest market value of shares outstanding; provided, however, that

in any such case, if the Common Stock of such Person is not

at such time and has not been continuously over the

preceding 12-month period registered under Section 12 of the

Exchange Act, and such Person is a direct or indirect

Subsidiary of another Person the Common Stock of which is

and has been so registered, the term "Principal Party" shall refer to such other Person, or if such Person is a

Subsidiary, directly or indirectly, of more than one Person,

the Common Stocks of all of which are and have been so

registered, the term "Principal Party" shall refer to

whichever of such Persons is the issuer of the Common Stock

having the greatest market value of shares outstanding.

          (c)  The Company shall not consummate any

consolidation, merger or sale or transfer of assets or

earning power referred to in Section 13(a) unless the

Principal Party shall have a sufficient number of authorized shares of its Common Stock that have not been issued or

reserved for issuance to permit exercise in full of all

Rights in accordance with this Section 13 and unless prior

thereto the Company and the Principal Party involved therein shall have executed and delivered to the Rights Agent an

agreement confirming that the Principal Party shall, upon

consummation of such consolidation, merger or sale or

transfer of assets or earning power, assume this Rights

Agreement in accordance with Section 13(a) hereof and that

all rights of first refusal or preemptive rights in respect

of the issuance of shares of Common Stock of the Principal

Party upon exercise of outstanding Rights have been waived

and that such transaction shall not result in a default by

the Principal Party under this Rights Agreement, and further providing that, as soon as practicable after the date of any consolidation, merger or sale or transfer of assets or

earning power referred to in Section 13(a) hereof, the

Principal Party will:

                      (i)  prepare and file a registration

          statement under the act with respect to the Rights

          and the securities purchasable upon exercise of

          the Rights on an appropriate form, use its best

          efforts to cause such registration statement to

          become effective as soon as practicable after such

          filing and use its best efforts to cause such

          registration statement to remain effective (with a

          prospectus at all times meeting the requirements

          of the Act) until the date of expiration of the

          Rights, and similarly comply with applicable state

          securities laws;

                      (ii) use its best efforts to list (or

          continue the listing of) the Rights and the securi

          ties purchasable upon exercise of the Rights on a

          national securities exchange or to meet the

          eligibility requirements for quotation on NASDAQ;

          and

                      (iii)   deliver to holders of the

          Rights historical financial statements for the

          Principal Party which comply in all respects with

          the requirements for registration on Form 10 (or

          any successor form) under the Exchange Act.  In

          the event that any of the transactions described

          in Section 13(a) hereof shall occur at any time

          after the occurrence of a transaction described in

          Section 11(a)(ii) hereof, the Rights which have

          not theretofore been exercised shall, subject to

          the provisions of Section 7(e) hereof, thereafter

          be exercisable in the manner described in Section

          13(a).

          (d)  In case the Principal Party which is to be a

party to a transaction referred to in this Section 13 has

provision in any of its authorized securities or in its

Certificate of Incorporation or By-laws or other instrument

governing its corporate affairs, which provision would have

the effect of (i) causing such Principal Party to issue, in

connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of

Common Stock of such Principal Party at less than the then

Fair Market Value per share (determined pursuant to Section

11(b) hereof) or securities exercisable for, or convertible

into, Common Stock of such Principal Party at less than such then Fair Market Value (other than to holders of Rights

pursuant to this Section 13) or (ii) providing for any

special tax or similar payment in connection with the

issuance to any holder of a Right of Common Stock of such

Principal Party pursuant to the provisions of this

Section 13, then, in such event, the Company shall not

consummate any such transaction unless prior thereto the

Company and such Principal Party shall have executed and

delivered to the Rights Agent a supplemental agreement

providing that the provision in question of such Principal

Party shall have been canceled, waived or amended, or that

the authorized securities shall be redeemed, so that the

applicable provision will have no effect on the benefits

intended to be afforded by the Rights in connection with, or as a consequence of, the consummation of the proposed

transaction.

          (e)  Notwithstanding anything in this Agreement to

the contrary, Section 13 shall not be applicable to a

transaction described in subparagraphs (x) and (y) of

Section 13(a) if (i) such transaction is consummated with a

Person or Persons (or a wholly-owned subsidiary of any such

Person or Persons) who acquired shares of Common Stock

pursuant to a cash tender offer for all outstanding shares

of Common Stock which complies with the provisions of

Section 11(a)(ii) hereof relating to fair price

determination by a majority of the Continuing Directors,

(ii) the price per share of Common Stock offered in such

transaction is not less than the price per share of Common

Stock paid to all holders of Common Stock whose shares were

purchased pursuant to such cash tender offer and (iii) the

form of consideration being offered to the remaining holders of shares of Common Stock pursuant to such transaction is

the same as the form of consideration paid pursuant to such

cash tender offer.  Upon consummation of any such

transaction contemplated by this Section 13(e), all Rights

hereunder shall expire.

          Section 14.  Fractional Rights and Fractional

Shares.

          (a)  The Company shall not be required to issue

fractions of Rights or to distribute Rights Certificates

which evidence fractional Rights (i.e., Rights to acquire

less than one one-hundredth of a share of Preferred Stock).

If the Company shall determine not to issue such fractional

Rights, then, in lieu of such fractional Rights, there shall be paid to the holders of record of the Rights Certificates

with regard to which such fractional Rights would otherwise

be issuable, an amount in cash equal to the same fraction of the Fair Market Value of a whole Right.

          (b)  The Company shall not be required to issue

fractions of shares of Preferred Stock (other than fractions which are integral multiples of one-hundredth of a share)

upon exercise of the Rights or to distribute certificates

which evidence fractional shares (other than fractions which are integral multiples of one-hundredth of a share).  In

lieu of issuing fractions of shares of Preferred Stock, the

Company may, at its election, issue depositary receipts

evidencing fractions of shares pursuant to an appropriate

agreement between the Company and a depositary selected by

it, provided that such agreement shall provide that the

holders of such depositary receipts shall have all of the

rights, privileges and preferences to which they would be

entitled as owners of the Preferred Stock.  With respect to

fractional shares that are not integral multiples of one-

hundredth of a share, if the Company does not issue such

fractional shares or depositary receipts in lieu thereof,

there shall be paid to the holders of record of Rights

Certificates at the time such Rights Certificates are

exercised as herein provided an amount in cash equal to the

same fraction of the Fair Market Value of a share of

Preferred Stock.

          (c)  The holder of a Right by the acceptance of a

Right expressly waives his right to receive any fractional

Right or any fractional shares of Preferred Stock (other

than fractions which are integral multiples of one one-

hundredth of a share) upon exercise of a Right.

          Section 15.  Rights of Action.  All rights of

action in respect of this Rights Agreement, except the

rights of action given to the Rights Agent in Section 18

hereof, are vested in the respective registered holders of

the Rights Certificates (and, prior to the Distribution

Date, the holders of record of the Common Stock); and any

holder of record of any Rights Certificate (or, prior to the

Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights

Certificate (or, prior to the Distribution Date, of the

Common Stock), may, in his or her own behalf and for his or

her own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce,

or otherwise act in respect of, his or her right to exercise the Rights evidenced by such Rights Certificate in the

manner provided in such Rights Certificate and in this

Rights Agreement.  Without limiting the foregoing or any

remedies available to the holders of Rights, it is

specifically acknowledged that the holders of Rights would

not have an adequate remedy at law for any breach of this

Rights Agreement and will be entitled to specific

performance of the obligations under, and injunctive relief

against actual or threatened violations of, the obligations

of any Person subject to this Rights Agreement.

          Section 16.  Agreement of Right Holders.  Each

holder of a Right, by accepting the same, consents and

agrees with the Company and the Rights Agent and with every

other holder of a Right that:

          (a)  prior to the Distribution Date, the Rights

     shall be evidenced by the certificates for Common Stock

     registered in the name of the holders of Common Stock

     (together, as applicable, with the Summary of Rights),

     which certificates for Common Stock shall also

     constitute certificates for Rights, and not by separate

     Rights Certificates, and each Right shall be

     transferable only simultaneously and together with the

     transfer of shares of Common Stock;

          (b)  after the Distribution Date, the Rights

     Certificates are transferable only on the registry

     books of the Rights Agent if surrendered at the office

     of the Rights Agent designated for such purpose, duly

     endorsed or accompanied by a proper instrument of

     transfer;

          (c)  the Company and the Rights Agent may deem and

     treat the person in whose name the Rights Certificate

     (or, prior to the Distribution Date, the associated

     Common Stock certificate) is registered as the absolute

     owner thereof and of the Rights evidenced thereby

     (notwithstanding any notations of ownership or writing

     on the Rights Certificates or the associated Common

     Stock certificate made by anyone other than the Company

     or the Rights Agent) for all purposes whatsoever, and

     neither the Company nor the Rights Agent shall be

     affected by any notice to the contrary; and

          (d)  notwithstanding anything in this Agreement to

     the contrary, neither the Company nor the Rights Agent

     shall have any liability to any holder of a Right or

     other Person as a result of its inability to perform

     any of its obligations under this agreement by reason

     of any preliminary or permanent injunction or other

     order, decree or ruling issued by a court of competent

     jurisdiction or by a governmental, regulatory or

     administrative agency or commission, or any statute,

     rule, regulation or executive order promulgated or

     enacted by any governmental authority, prohibiting or

     otherwise restraining performance of such obligation.

          Section 17.  Rights Certificate Holder Not Deemed

a Stockholder.  No holder, as such, of any Rights

Certificate shall be entitled to vote, receive dividends or

be deemed for any purpose the holder of Preferred Stock or

any other securities which may at any time be issuable on

the exercise of the Rights represented thereby, nor shall

anything contained herein or in any Rights Certificate be

construed to confer upon the holder of any Rights

Certificate, as such, any of the rights of a stockholder of

the Company or any right to vote for the election of

directors or upon any matter submitted to stockholders at

any meeting thereof, or to give or withhold consent to any

corporate action, or to receive notice of meetings or other

actions affecting stockholders (except as provided in

Section 25 hereof), or to receive dividends or subscription

rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in

accordance with the provisions hereof.

          Section 18.  Concerning the Rights Agent.

          (a)  The Company agrees to pay to the Rights Agent

reasonable compensation for all services rendered by it

hereunder and, from time to time, on demand of the Rights

Agent, its reasonable expenses and counsel fees and other

disbursements incurred in the administration and execution

of this Rights Agreement and the exercise and performance of its duties hereunder.  The Company also agrees to indemnify

the Rights Agent for, and to hold it harmless against, any

loss, liability, or expense, incurred without gross

negligence, bad faith or willful misconduct on the part of

the Rights Agent, for anything done or omitted to be done by the Rights Agent in connection with the acceptance and

administration of this Rights Agreement, including the cost

and expenses of defending against any claim of liability

relating to the Rights or this Rights Agreement.

          (b)  The Rights Agent shall be protected against,

and shall incur no liability for or in respect of, any

action taken, suffered or omitted by it in connection with

its administration of this Rights Agreement in reliance upon any Rights Certificate or certificate for Preferred Stock or for other securities of the Company, instrument of

assignment or transfer, power of attorney, endorsement,

affidavit, letter, notice, direction, consent, certificate,

statement or other paper or document believed by it to be

genuine and to be signed, executed and, where necessary,

verified or acknowledged, by the proper person or persons.

          Section 19.  Merger or Consolidation of, or Change

in Name of, the Rights Agent.

          (a)  Any corporation into which the Rights Agent

or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any

merger or consolidation to which the Rights Agent or any

successor Rights Agent shall be a party, or any corporation

succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be

the successor to the Rights Agent under this Rights

Agreement without the execution or filing of any paper or

any further act on the part of any of the parties hereto,

provided that such corporation would be eligible for

appointment as a successor Rights Agent under the provisions of Section 21 hereof.  In case at the time such successor

Rights Agent shall succeed to the agency created by this

Rights Agreement any of the Rights Certificates shall have

been countersigned but not delivered, any such successor

Rights Agent may adopt the countersignature of the

predecessor Rights Agent and deliver such Rights

Certificates so countersigned; and in case at that time any

of the Rights Certificates shall not have been

countersigned, any successor Rights Agent may countersign

such Rights Certificates either in the name of the

predecessor Rights Agent or in the name of the successor

Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights

Certificates and in this Rights Agreement.

          (b)  In case at any time the name of the Rights

Agent shall be changed and at such time any of the Rights

Certificates shall have been countersigned but not

delivered, the Rights Agent may adopt the countersignature

under its prior name and deliver Rights Certificates so

countersigned; in case at that time any of the Rights

Certificates shall not have been countersigned, the Rights

Agent may countersign such Rights Certificates either in its prior name or in its changed name; in all such cases such

Rights Certificates shall have the full force provided in

the Rights Certificates and in this Rights Agreement.

          Section 20.  Duties of Rights Agent.  The Rights

Agent undertakes the duties and obligations imposed by this

Rights Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights

Certificates by their acceptance thereof shall be bound:

          (a)  The Rights Agent may consult with legal

counsel (who may be legal counsel for the Company), and the

opinion of such counsel shall be full and complete

authorization and protection to the Rights Agent as to any

action taken or omitted by it in good faith and in

accordance with such opinion.

          (b)  Whenever in the performance of its duties

under this Rights Agreement the Rights Agent shall deem it

necessary or desirable that any fact or matter be proved or

established by the Company prior to taking or suffering any

action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a

certificate signed by any one of the Chairman of the Board,

the President, any Vice President, the Treasurer or the

Secretary of the Company and delivered to the Rights Agent.

Any such certificate shall be full authorization to the

Rights Agent for any action taken or suffered in good faith

by it under the provisions of this Rights Agreement in

reliance upon such certificate.

          (c)  The Rights Agent shall be liable hereunder

only for its own gross negligence, bad faith or willful

misconduct.

          (d)  The Rights Agent shall not be liable for or

by reason of any of the statements of fact or recitals

contained in this Rights Agreement or in the Rights

Certificates (except its countersignature thereof) or be

required to verify the same, but all such statements and

recitals are and shall be deemed to have been made by the

Company only.

          (e)  The Rights Agent shall not be under any

responsibility in respect of the validity of this Rights

Agreement or the execution and delivery hereof (except the

due execution hereof by the Rights Agent) or in respect of

the validity or execution of any Rights Certificate (except

its countersignature thereof); nor shall it be responsible

for any breach by the Company of any covenant or condition

contained in this Rights Agreement or in any Rights

Certificate; nor shall it be responsible for any adjustment

required under the provisions of Section 11 or 13 hereof or

responsible for the manner, method or amount of any such

adjustment or the ascertaining of the existence of facts

that would require any such adjustment (except with respect

to the exercise of Rights evidenced by Rights Certificates

after receipt of a certificate describing any such

adjustment); nor shall it by any act hereunder be deemed to

make any representation or warranty as to the authorization

or reservation of any shares of Preferred Stock to be issued pursuant to this Rights Agreement or any Rights Certificate

or as to whether any shares of Preferred Stock will, when

issued, be validly authorized and issued, fully paid and

nonassessable.

          (f)  The Company agrees that it will perform,

execute, acknowledge and deliver or cause to be performed,

executed, acknowledged and delivered all such further and

other acts, instruments and assurances as may reasonably be

required by the Rights Agent for the carrying out or

performing by the Rights Agent of the provisions of the

Rights Agreement.

          (g)  The Rights Agent is hereby authorized and

directed to accept instructions with respect to the

performance of its duties hereunder from the Chairman of the

Board, the President or any Vice President or the Secretary

or the Treasurer of the Company, and to apply to such

officers for advice or instructions in connection with its

duties, and it shall not be liable for any action taken or

suffered to be taken by it in good faith in accordance with

instructions of any such officer.

          (h)  The Rights Agent and any shareholder,

director, officer or employee of the Rights Agent may buy,

sell or deal in any of the Rights or other securities of the

Company or become pecuniarily interested in any transaction

in which the Company may be interested, or contract with or

lend money to the Company or otherwise act as fully and

freely as though it were not the Rights Agent under this

Rights Agreement.  Nothing herein shall preclude the Rights

Agent from acting in any other capacity for the Company or

for any other legal entity.

          (i)  The Rights Agent may execute and exercise any

of the rights or powers hereby vested in it or perform any

duty hereunder either itself or by or through its attorneys

or agents, and the Rights Agent shall not be answerable or

accountable for any act, default, neglect or misconduct of

any such attorneys or agents or for any loss to the Company

resulting from any such act, default, neglect or misconduct,

provided reasonable care was exercised in the selection and

continued employment thereof.

          (j)  If, with respect to any Rights Certificate

surrendered to the Rights Agent for exercise or transfer,

the certificate following the form of election to purchase

set forth on the reverse side of such Rights Certificate has either not been completed or indicates an affirmative

response to clause 1 and/or 2 thereof, the Rights Agent

shall not take further action with respect to the requested

exercise or transfer without first consulting with the

Company.

          Section 21.  Change of Rights Agent.  The Rights

Agent or any successor Rights Agent may resign and be

discharged from its duties under this Rights Agreement upon

30 days' notice in writing mailed to the Company and to each transfer agent of the Common Stock and the Preferred Stock

by registered or certified mail.  The Company may remove the

Rights Agent or any successor Rights Agent (with or without

cause) upon 30 days' notice in writing, mailed to the Rights

Agent or successor Rights Agent, as the case may be, and to

each transfer agent of the Common Stock and the Preferred

Stock by registered or certified mail.  If the Rights Agent

shall resign or be removed or shall otherwise become

incapable of acting, the Company shall appoint a successor

to the Rights Agent.  Notwithstanding the foregoing

provisions of this Section 21, in no event shall the

resignation or removal of a Rights Agent be effective until

a successor Rights Agent shall have been appointed and have

accepted such appointment.  If the Company shall fail to

make such appointment within a period of 30 days after such

removal or after it has been notified in writing of such

resignation or incapacity by the resigning or incapacitated

Rights Agent or by the holder of a Rights Certificate (who

shall, with such notice, submit his Rights Certificate for

inspection by the Company), then the incumbent Rights Agent

or the holder of record of any Rights Certificate may apply

to any court of competent jurisdiction for the appointment

of a new Rights Agent.  Any successor Rights Agent, whether

appointed by the Company or by such a court, shall be (a) a

corporation organized and doing business under the laws of

the United States or of any state thereof, in good standing,

which is authorized under such laws to exercise corporate

trust or stock transfer powers and is subject to supervision or examination in the conduct of its corporate trust or

stock transfer business by federal or state authorities and

which has at the time of its appointment as Rights Agent a

combined capital and surplus of at least $50,000,000 or (b)

an Affiliate controlled by a corporation described in clause

(a) of this sentence.  After appointment, the successor

Rights Agent shall be vested with the same powers, rights,

duties and responsibilities as if it had been originally

named as Rights Agent without further act or deed, but the

predecessor Rights Agent shall deliver and transfer to the

successor Rights Agent any property at the time held by it

hereunder, and execute and deliver any further assurance,

conveyance, act or deed necessary for the purpose.  Not

later than the effective date of any such appointment, the

Company shall file notice thereof in writing with the

predecessor Rights Agent and each transfer agent of the

Common Stock and Preferred Stock, and mail a notice thereof

in writing to the registered holders of the Rights

Certificates.  Failure to give any notice provided for in

this Section 21, however, or any defect therein, shall not

affect the legality or validity of the resignation or

removal of the Rights Agent or the appointment of the

successor Rights Agent, as the case may be.  Notwithstanding the foregoing provisions, in the event of resignation,

removal or incapacity of the Rights Agent, the Company shall have the authority to act as the Rights Agent until a

successor Rights Agent shall have assumed the duties of the

Rights Agent hereunder.

          Section 22.  Issuance of New Rights Certificates.

Notwithstanding any of the provisions of this Rights

Agreement or of the Rights to the contrary, the Company may,

at its option, issue new Rights Certificates evidencing

Rights in such form as may be approved by its Board of

Directors or Executive Committee thereof to reflect any

adjustment or change in the Exercise Price per share and the number or kind or class of shares of stock or other

securities or property purchasable under the Rights

Certificates made in accordance with the provisions of this

Rights Agreement.

          Section 23.  Redemption.

          (a)  The Company may, at its option, but only by

the vote of a majority of the Board of Directors (upon

approval by a majority of the Continuing Directors) redeem

all but not less than all of the then outstanding Rights, at any time prior to the Close of Business on the earlier of

(i) the tenth day following the Stock Acquisition Date;

provided, however, that, during the time period relating to

when the Rights may be redeemed, the Board of Directors of

the Company (upon approval of a majority of the Continuing

Directors) may extend the time during which the Rights may

be redeemed to be at any time as may be determined by the

Board of Directors of the Company and the Continuing

Directors or (ii) the Final Expiration Date, at a redemption price of $.01 per Right, appropriately adjusted to reflect

any stock split, stock dividend or similar transaction after the date hereof (the "Redemption Price").  Notwithstanding

anything contained in this Agreement to the contrary, the

Rights shall not be exercisable after the first occurrence

of the event described in Section 11(a)(ii) until such time

as the Company's right of redemption hereunder has expired.

          (b)  Without any further action and without any

notice, the right to exercise the Rights will terminate at

the effective time of the action of the Board of Directors

and the Continuing Directors ordering the redemption of the

Rights and the only right thereafter of the holders of

Rights shall be to receive the Redemption Price.  Within 10

days after the effective time of the action of the Board of

Directors and the Continuing Directors ordering the

redemption of the Rights, the Company shall give notice of

such redemption to the holders of the then outstanding

Rights by mailing such notice to all such holders at their

last addresses as they appear upon the registry books of the

Rights Agent or, prior to the Distribution Date, on the

registry books of the transfer agent for the Common Stock.

Any notice which is mailed in the manner herein provided

shall be deemed given, whether or not the holder receives

the notice; provided, however, that the failure to give, or

any defect in, any such notice shall not affect the validity of such redemption.  Each notice of redemption will state

the method by which the payment of the Redemption Price will be made.  At the option of the Board of Directors, the

Redemption Price may be paid in cash to each Rights holder

or by the issuance of shares (and, at the Company's election pursuant to Section 14(b) hereof, cash or depositary

receipts in lieu of fractions of shares other than fractions which are integral multiples of one one-hundredth (1/100) of a share) of Preferred Stock having a Fair Market Value equal to such cash payment.

          Section 24.  Exchange.

          (a)  By the vote of a majority of the Board of

Directors (upon approval by a majority of the Continuing

Directors), the Company may, at its option, at any time

after any Person becomes an Acquiring Person, exchange all

or part of the then outstanding and exercisable Rights

(which shall not include Rights which have become void

pursuant to Section 7(e) hereof) for shares of Common Stock

at an exchange rate of one share of Common Stock per Right,

appropriately adjusted to reflect any stock split, stock

dividend or similar transaction occurring after the date

hereof (the "Exchange Ratio").  Notwithstanding the

foregoing, the Board of Directors shall not be empowered to

effect such exchange at any time after any Person (other

than an Exempt Person), together with all Affiliates and

Associates of such Person, becomes the Beneficial Owner of

50% or more of any class of voting stock of the Company then outstanding.

          (b)  Without any further action and without any

notice, the right to exercise the Rights to be so exchanged

will terminate at the effective time of the action of the

Board of Directors and the Continuing Directors ordering the exchange and the only right thereafter of each holder of

such Rights shall be to receive that number of shares of

Common Stock equal to the number of such rights held by such holder multiplied by the Exchange Ratio.  The Company shall

promptly give notice of the exchange to the holders of such

Rights then outstanding by mailing such notice to all such

holders at their last addresses as they appear upon the

registry books of the Rights Agent or, prior to the

Distribution Date, on the registry books of the transfer

agent for the Common Stock.   Any notice which is mailed in

the manner herein provided shall be deemed given, whether or not the holder receives the notice; provided, however, that

the failure to give, or any defect in, any such notice shall not affect the validity of such exchange.  Each such notice

shall state the method by which the exchange for rights will be effected and, in the event of a partial exchange, the

number of Rights which will be exchanged.  Any partial

exchange shall be effected pro rata based on the number of

Rights (other than Rights which have become void pursuant to

Section 7(e) hereof) held by each holder of Rights.

          (c)  In any exchange pursuant to this Section 24,

the Company, at its option, may substitute shares of

Preferred Stock for shares of Common Stock exchangeable for

the Rights, at the initial rate of one one-hundredth of a

share of Preferred Stock for each share of Common Stock, as

appropriately adjusted to reflect adjustments in the voting

rights of the Preferred Stock pursuant to the terms thereof,

so that the fraction of a share of Preferred Stock delivered in lieu of each share of Common Stock shall have the same

voting rights as one share of Common Stock.

          (d)  In the event that there shall not be

sufficient shares of Common Stock or Preferred Stock issued

but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this

Section 24, the Company shall either take such action as may be necessary to authorize additional Common Stock or

Preferred Stock for issuance upon exchange of the Rights or,

alternatively, by the vote of a majority of the Board of

Directors (upon approval by a majority of the Continuing

Directors with respect to each Right, (i) pay cash in an

amount equal to the Exercise Price, in lieu of issuing

Common Stock or Preferred Stock in exchange therefor, or

(ii) issue debt or equity securities, or a combination

thereof, having a value equal to the Current Value (as

hereinafter defined) of the Common Stock or Preferred Stock

exchangeable for each such Right, where the value of such

securities shall be determined in good faith by the Board of

Directors (upon approval by a majority of the Continuing

Directors), or (iii) deliver any combination of cash,

property, Common Stock, Preferred Stock and/or other

securities having a value equal to the Current Value in

exchange for each Right.  The term "Current Value," for

purposes of this Section 24, shall mean the product of the

per share market price of the Common Stock (determined

pursuant to Section 11(d) on the date of the occurrence of

the event described above in subparagraph (a)), multiplied

by the number of shares of Common Stock for which the Right

otherwise would be exchangeable if there were sufficient

shares available.  To the extent that the Company determines that some action need be taken pursuant to clauses (i), (ii)

or (iii) of this Section 24(d), the Board of Directors (upon approval by a majority of the Continuing Directors) may

temporarily suspend the exercisability of the Rights for a

period of up to sixty (60) days following the date on which

the event described in Section 24(a) shall have occurred, in order to seek any authorization of additional Common Stock

or Preferred Stock and/or to decide the appropriate form of

distribution to be made pursuant to the above provision and

to determine the value thereof.  In the event of any such

suspension, the Company shall issue a public announcement

stating that the exercisability of the Rights has been

temporarily suspended.

          (e)  The Company shall not be required to issue

fractions of shares of Common Stock or to distribute

certificates which evidence fractional shares of Common

Stock.  In lieu of such fractional shares of Common Stock,

the Company shall pay to each registered holder of a Rights

Certificate with regard to which a fractional share of

Common Stock would otherwise be issuable, an amount in cash

equal to the same fraction of the fair market value of a

whole share of Common Stock.  For the purposes of this

paragraph (e), the fair market value of a whole share of

Common Stock shall be the closing price of a share of Common

Stock (as determined pursuant to Section 11(d) hereof) for

the Trading Day immediately prior to the date of exchange

pursuant to this Section 24.

          Section 25.  Notice of Proposed Actions.

          (a)  In case the Company, after the Distribution

Date, shall propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred Stock or to

make any other distribution to the holders of its Preferred

Stock (other than a regular quarterly cash dividend),

(ii) to offer to the holders of its Preferred Stock rights

or warrants to subscribe for or to purchase any additional

Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any

reclassification of its Preferred Stock (other than a

reclassification involving only the subdivision of

outstanding Preferred Stock), (iv) to effect any

consolidation or merger with or into, or to effect any sale

or other transfer (or to permit one or more of its

Subsidiaries to effect any sale or other transfer), in one

or more transactions, of more than 50% of the assets or

earning power of the Company and its Subsidiaries (taken as

a whole) to, any other Person or Persons, or (v) to effect

the liquidation, dissolution or winding up of the Company,

then, in each such case, the Company shall give to each

holder of record of a Rights Certificate, in accordance with

Section 26, notice of such proposed action, which shall

specify the record date for the purposes of such stock

dividend or distribution of rights or warrants, or the date

on which such reclassification, consolidation, merger, sale

or transfer, liquidation, dissolution, or winding up is to

take place and the date of participation therein by the

holders of record of Common Stock or Preferred Stock, if any such date is to be fixed, and such notice shall be so given

in the case of any action covered by clause (i) or (ii)

above at least 10 days prior to the record date for

determining holders of record of the Preferred Stock for

purposes of such action, and in the case of any such other

action, at least 10 days prior to the date of the taking of

such proposed action or the date of participation therein by the holders of record of Common Stock or Preferred Stock,

whichever shall be the earlier.  The failure to give notice

required by this Section 25 or any defect therein shall not

affect the legality or validity of the action taken by the

Company or the vote upon any such action.

          (b)  In case an event described in Section

11(a)(ii) hereof shall occur, then the Company shall, as

soon as practicable thereafter, give to each holder of a

Rights Certificate, in accordance with Section 26 hereof, a

notice of the occurrence of such event, which notice shall

describe such event and the consequences of such event to

holders of Rights under Section 11(a)(ii) hereof.

          Section 26.  Notices.  Notices or demands

authorized by this Rights Agreement to be given or made by

the Rights Agent or by the holder of record of any Rights

Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid,

addressed (until another address is filed in writing with

the Rights Agent) as follows:

               MedImmune, Inc.
               35 West Watkins Mill Road
               Gaithersburg, Maryland 20878
               Attention:  Secretary

Subject to the provisions of Section 21, any notice or

demand authorized by this Rights Agreement to be given or

made by the Company or by the holder of record of any Rights

Certificate or Right to or on the Rights Agent shall be

sufficiently given or made if sent by first-class mail,

postage prepaid, addressed (until another address is filed

in writing with the Company) as follows:

               American Stock Transfer & Trust Company
               40 Wall Street - 46th Floor
               New York, N.Y. 10005
               Attention: Corporate Trust Department


Notices or demand authorized by this Rights Agreement to be

given or made by the Company or the Rights Agent to the

holder of record of any Rights Certificate or Right shall be sufficiently given or made if sent by first-class mail,

postage prepaid, addressed to such holder at the address of

such holder as shown on the registry books of the Company.

          Section 27.  Supplements and Amendments.  For as

long as the Rights are then redeemable and except as

provided in the last sentence of this Section 27, the

Company may in its sole and absolute discretion, and the

Rights Agent shall if the Company so directs, supplement or

amend any provision of this Agreement without the approval

of any holders of the Rights.  At any time when the Rights

are not then redeemable and except as provided in the last

sentence of this Section 27, the Company may, and the Rights

Agent shall if the Company so directs, supplement or amend

this Rights Agreement without the approval of any holders of

Rights Certificates (i) to cure any ambiguity, (ii) to

correct or supplement any provision contained herein which

may be defective or inconsistent with any other provisions

herein or (iii) to change or supplement the provisions

hereunder in any manner which the Company may deem necessary or desirable, provided that no such supplement or amendment

pursuant to this clause (iii) shall materially adversely

affect the interest of the holders of Rights Certificates.

Upon the delivery of a certificate from an appropriate

officer of the Company which states that the proposed

supplement or amendment is in compliance with the terms of

this Section 27, the Rights Agent shall execute such

supplement or amendment.  Notwithstanding anything contained in this Rights Agreement to the contrary, supplements or

amendments may be made only upon approval by a majority of

the Continuing Directors.

          Section 28.  Successors.  All of the covenants and

provisions of this Rights Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the

benefit of their respective successors and assigns

hereunder.

          Section 29.  Benefits of this Rights Agreement.

Nothing in this Rights Agreement shall be construed to give

to any person or corporation other than the Company, the

Rights Agent and the registered holders of the Rights

Certificates (and, prior to the Distribution Date, the

holders of Common Stock in their capacity as holders of the

Rights) any legal or equitable right, remedy or claim under

this Rights Agreement; but this Rights Agreement shall be

for the sole and exclusive benefit of the Company, the

Rights Agent and the holders of record of the Rights

Certificates (and, prior to the Distribution Date, the

holders of Common Stock in their capacity as holders of the

Rights).

          Section 30.  Determinations and Actions by the

Board; etc.  The Board of Directors (upon approval by a

majority of the Continuing Directors) shall have the

exclusive power and authority to administer this Agreement

and to exercise all rights and powers specifically granted

to the Board, or to the Company, or as may be necessary or

advisable in the administration of this Agreement,

including, without limitation, the right and power to

(i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the

administration of this Agreement.  All such actions,

calculations, interpretations and determinations (including,

for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of

Directors in good faith (and with the approval of a majority of the Continuing Directors then in office) in accordance

with the preceding sentence, shall (x) be final, conclusive

and binding on the Company, the Rights Agent, the holders of the Rights and all other parties and (y) not subject any

director to any liability to the holders of the Rights.

Notwithstanding anything contained in this Agreement to the

contrary, whenever any action, calculation, interpretation

or determination made pursuant to this Agreement requires

the approval of a majority of the Continuing Directors, and

no Continuing Directors are then in office, such action,

calculation, interpretation or determination may not be

made.

          Section 31.  Delaware Contract.  This Rights

Agreement and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State

of Delaware and for all purposes shall be governed by and

construed and enforced in accordance with the laws of such

state applicable to contracts to be made and performed

entirely within such state.

          Section 32.  Counterparts.  This Rights Agreement

may be executed in any number of counterparts and each of

such counterparts shall for all purposes be deemed to be an

original, and all such counterparts shall together

constitute but one and the same instrument.

          Section 33.  Descriptive Headings.  Descriptive

headings of the several Sections of this Rights Agreement

are inserted for convenience only and shall not control or

affect the meaning or construction of any of the provisions

hereof.

          Section 34.  Severability.  If any term,

provision, covenant or restriction of this Rights Agreement

is held by a court of competent jurisdiction or other

authority to be invalid, void or unenforceable, the

remainder of the terms, provisions, covenants and

restrictions of this Rights Agreement shall remain in full

force and effect and shall in no way be affected, impaired

or invalidated.

          IN WITNESS WHEREOF, the parties hereto have caused

this Rights Agreement to be duly executed, all as of the day and year first above written.



                                  MEDIMMUNE, INC.


Attest:/s/David LeBuhn     By:David M. Mott
          Treasurer           President




                                     AMERICAN STOCK TRANSFER &
                                  TRUST COMPANY


Attest:/s/Susan Silber     By:/s/Herbert J. Lemmer
          Asst. Secretary        Vice President




















                                                   EXHIBIT A




                            FORM

                             of

                CERTIFICATE OF DESIGNATIONS

                             of

              SERIES B JUNIOR PREFERRED STOCK

                             of

                      MEDIMMUNE, INC.

              (Pursuant to Section 151 of the
             Delaware General Corporation Law)





          MEDIMMUNE, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), DOES HEREBY CERTIFY that pursuant to the authority vested in the Board of Directors by the Restated Certificate of Incorporation of the Corporation and in accordance with the provisions of
Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors on July 9, 1997 adopted a resolution providing for the authorization of a series of Preferred Stock, as follows:

          RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Restated Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

Section 1. Designation and Amount. The shares of such series shall be designated as "Series B Junior Preferred Stock" (the "Series B Junior Preferred Stock") and the number of shares constituting the Series B Junior Preferred Stock shall be six hundred thousand (600,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series B Junior Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series B Junior Preferred Stock.

Section 2.  Dividends and Distributions.

(A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series B Junior Preferred Stock with respect to dividends, the holders of shares of Series B Junior Preferred Stock, in preference to the holders of Common Stock, par value $.01 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Junior Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Junior Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series B Junior Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series B Junior Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock
(other than a dividend payable in shares of Common Stock);
provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series B Junior Preferred Stock shall nevertheless be payable on such subsequent Quarterly
Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Junior Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Junior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

Section 3.  Voting Rights.  The holders of shares of Series
B Junior Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series B Junior Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series B Junior Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series B Junior Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C) Except as set forth herein, or as otherwise provided by law, holders of Series B Junior Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4.  Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series B Junior Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Junior Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

     (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior
     (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Junior
     Preferred Stock;

     (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Junior Preferred Stock, except dividends paid ratably on the Series B Junior Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

     (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Junior Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation and winding
     up) to the Series B Junior Preferred Stock; or

     (iv) redeem or purchase or otherwise acquire for consideration any shares of Series B Junior Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series B Junior Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Restated Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Junior Preferred Stock unless, prior thereto, the holders of shares of Series B Junior Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series B Junior Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Junior Preferred Stock, except distributions made ratably on the Series B Junior Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series B Junior Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series B Junior Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8.  No Redemption.  The shares of Series B Junior
Preferred Stock shall not be redeemable.

Section 9. Rank. The Series B Junior Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

Section 10. Amendment. The Restated Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Series B Junior Preferred Stock, voting together as a single class.

          IN WITNESS WHEREOF, this Certificate of
Designations is executed on behalf of the Corporation by its Chairman of the Board and Chief Executive Officer and attested by its Secretary this ___ day of July __, 1997.



                              MEDIMMUNE, INC.


                              By: _________________________
                                  Name:
                                  Title:

Attest:


By:________________________
   Name:
   Title:







                                                   EXHIBIT B


       UNDER CERTAIN CIRCUMSTANCES AS PROVIDED IN THE
       RIGHTS AGREEMENT (AS REFERRED TO BELOW), RIGHTS
        ISSUED TO OR BENEFICIALLY OWNED BY ACQUIRING
     PERSONS OR THEIR AFFILIATES OR ASSOCIATES (AS SUCH
      TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR ANY
     SUBSEQUENT HOLDER OF SUCH RIGHTS SHALL BE NULL AND
       VOID AND MAY NOT BE TRANSFERRED TO ANY PERSON.

                       MEDIMMUNE, INC.

                SUMMARY OF RIGHTS TO PURCHASE
               SERIES B JUNIOR PREFERRED STOCK



          On July 9, 1997, the Board of Directors of
MedImmune, Inc. (the "Company") declared a dividend distribution of one preferred stock purchase right (a "Right") for each outstanding share of Common Stock, par value $.01 per share (the "Common Stock"), of the Company. The distribution is payable as of July 21, 1997 to stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth (1/100) of a share of preferred stock of the Company, designated as Series B Junior Preferred Stock (the "Preferred Stock") at a price of $100 per one one-hundredth (1/100) of a share ("Exercise Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement, dated as of July 9, 1997 (the "Rights Agreement"), between the Company and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent").

          As discussed below, initially the Rights will not be exercisable, certificates will not be sent to stockholders and the Rights will automatically trade with the Common Stock.

          The Rights become exercisable upon the close of business on the day (the "Distribution Date") which is the earlier of (i) the tenth day following a public announcement that a person or group of affiliated or associated persons, with certain exceptions set forth below, has acquired beneficial ownership of 20% or more of any class of the outstanding voting stock of the Company (an "Acquiring Person") and (ii) the tenth business day after the date of the commencement or announcement of a person's or group's intention to commence a tender or exchange offer the consummation of which would result in the ownership of 20% or more of any class of the Company's outstanding voting stock (even if no shares are actually purchased pursuant to such offer), or such later date as may be determined by a majority of the Board of Directors and the Continuing Directors (as defined in the Rights Agreement); prior thereto, the Rights will not be exercisable, will not be represented by a separate certificate, and will not be transferable apart from the Company's Common Stock, but will instead be evidenced, with respect to any of the Common Stock certificates outstanding as of July 21, 1997, by such Common Stock certificate with a copy of this Summary of Rights attached thereto. An Acquiring Person does not include (A) the Company, (B) any subsidiary of the Company,
(C) any employee benefit plan or employee stock plan of the Company or of any subsidiary of the Company, or any trust or other entity organized, appointed, established or holding Common Stock for or pursuant to the terms of any such plan or (D) any person or group whose ownership of 20% or more of the shares of any class of voting stock of the Company then outstanding results solely from (i) any action or transaction or transactions approved by a majority of the Board of Directors and the Continuing Directors before such person or group became an Acquiring Person or (ii) a reduction in the number of issued and outstanding shares of voting stock of the Company pursuant to a transaction or transactions approved by a majority of the Board of Directors and the Continuing Directors (provided that, in the case of the person set forth in clause (D) does not become an Acquiring Person by reason of clause (i) or (ii) above, such persons set forth in clause (D) shall nonetheless become an Acquiring Person upon acquisition of any additional shares of the Company's voting stock unless such acquisition of additional voting stock will not result in such person or group becoming an Acquiring Person by reason of such clause (i) or (ii)).

          Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after July 21, 1997 will contain a legend incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any of the Common Stock certificates outstanding as of July 21, 1997 with or without a copy of this Summary of Rights attached thereto, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate certificates alone will evidence the Rights from and after the Distribution Date.

          The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on July 9, 2007, unless earlier redeemed or exchanged by the Company, in each case as described below.

          The Preferred Stock is nonredeemable and, unless otherwise provided in connection with the creation of a subsequent series of preferred stock, subordinate to any other series of the Company's preferred stock. Each share of Preferred Stock will be entitled to a minimum quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 100 times the dividend declared on the Company's Common Stock. In the event of the liquidation of the Company, the holders of Preferred Stock will be entitled to receive a payment of the greater of (i) $100.00 per share or (ii) 100 times the payment made per share of Common Stock. Each share of Preferred Stock will have 100 votes, voting together with the Common Stock. In the event of any merger, consolidation or other transaction in which Common Stock is exchanged, each share of Preferred Stock will be entitled to receive 100 times the amount received per share of Common Stock. The rights of Preferred Stock as to dividends, liquidation and voting are protected by anti-dilution provisions.

          The Exercise Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

          The number of outstanding Rights and the number of one one-hundredths of a share of Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a dividend on the Common Stock payable in Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

          Unless the transaction is approved by a majority of the Board of Directors and the Continuing Directors, in the event that, after the time the Rights become exercisable, the Company were to be acquired in a merger or other business combination (in which any shares of Common Stock are changed into or exchanged for other securities or assets) (other than a merger that follows a cash tender offer for all outstanding shares of the Company, at a price determined by a majority of the Continuing Directors to be fair and otherwise in the best interests of the Company and its stockholders) or more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) were to be sold or transferred in one or a series of related transactions, the Rights Agreement provides that proper provision will be made so that each holder of record of a Right, will from and after such date, have the right to receive, upon payment of the Exercise Price, that number of shares of common stock of the acquiring company having a market value at the time of such transaction equal to two times the Exercise Price. In addition, in the event that a person or group of affiliated or associated persons becomes an Acquiring Person (unless such acquisition is made pursuant to a cash tender offer determined to be fair to the stockholders of the Company, as described in the preceding sentence), the Rights Agreement provides that proper provision will be made so that each holder of record of a Right, other than the Acquiring Person (whose Rights will thereupon become null and void), will thereafter have the right to receive, upon payment of the Exercise Price, that number of shares of the Common Stock (or cash, other securities or property) having a market value at the time of the transaction equal to two times the Exercise Price (such market value to be determined with reference to the market value of the Company's Common Stock as provided in the Rights Agreement).

          Fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share) may, at the election of the Company, be evidenced by depositary receipts. The Company may also issue cash in lieu of fractional shares which are not integral multiples of one one-hundredth of a share.

          At any time on or prior to the close of business on the earlier of (i) the tenth day after the time that a person (or group of affiliated or associated persons) has become an Acquiring Person (or such later date as a majority of the Board of Directors and the Continuing Directors may determine) or (ii) July 9, 2007, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"), with the approval of the Continuing Directors. Immediately upon the effective time of the action of the Board of Directors of the Company authorizing redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

          For as long as the Rights are then redeemable, the Company may amend the Rights in any manner, including an amendment to extend the time period in which the Rights may be redeemed. At any time when the Rights are not then redeemable, the Company may amend the Rights in any manner that does not materially adversely affect the interests of holders of the Rights as such. Amendments to the Rights Agreement require the approval of the Continuing Directors.

          At any time after a person (or group of affiliated or associated persons) becomes an Acquiring Person and prior to the acquisition by any such person or group of 50% or more of any class of outstanding voting stock of the Company, the Board of Directors of the Company (with the approval of the Continuing Directors) may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock (or a fraction of a share of Preferred Stock or other consideration having equivalent market value) per Right (subject to adjustment).

          Until a Right is exercised, the holder, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

          A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated July 9, 1997. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement which is incorporated herein by reference.


















                                                   EXHIBIT C



                [Form of Rights Certificate]


Certificate No. R-                       ____________ Rights

     NOT EXERCISABLE AFTER JULY 9, 2007 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT THE OPTION OF THE COMPANY AT $.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES AS PROVIDED IN THE RIGHTS AGREEMENT (AS REFERRED TO BELOW), RIGHTS ISSUED TO OR BENEFICIALLY OWNED BY ACQUIRING PERSONS OR THEIR AFFILIATES OR ASSOCIATES (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS SHALL BE NULL AND VOID AND MAY NOT BE TRANSFERRED TO ANY PERSON.


                     Rights Certificate

                       MEDIMMUNE, INC.

          This certifies that                   , or
registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of July 9, 1997 (the "Rights Agreement") between MedImmune, Inc., a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (New York time) on July 9, 2007 at the office of the Rights Agent designated in the Rights Agreement for such purpose, or its successor as Rights Agent, one one-hundredth (1/100) of a fully paid nonassessable share of Series B Junior Preferred Stock (the "Preferred Stock") of the Company at a purchase price of $100, as the same may from time to time be adjusted in accordance with the Rights Agreement (the "Exercise Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase attached hereto duly executed.

          As provided in the Rights Agreement, the Exercise
Price and the number of shares of Preferred Stock which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events and, upon the happening of certain events, securities other than shares of Preferred Stock, or other property, may be acquired upon exercise of the Rights evidenced by this Rights Certificate, as provided in the Rights Agreement.

          This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company and the holders of record of Rights Certificates.
Copies of the Rights Agreement are on file at the principal executive office of the Company.

          This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated in the Rights Agreement for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder of record to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

          Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $.01 per Right, subject to adjustment or (ii) may be exchanged in whole or in part for shares of the Company's Common Stock, par value $.01 per share, shares of Preferred Stock or substantially equivalent rights or other consideration as determined by the Company.

          No fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth (1/100) of a share) are required to be issued upon the exercise of any Right or Rights evidenced hereby, and in lieu thereof the Company may cause depositary receipts to be issued and/or a cash payment may be made, as provided in the Rights Agreement.

          No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

          This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

          WITNESS the facsimile signature of the proper officers of the Company. Dated as of ____________.


                              MEDIMMUNE, INC.


                              By: _________________________
                                  Name:
                                  Title:


Countersigned:

[RIGHTS AGENT]


By: __________________________
    Name:
    Title:
        [Form of Reverse Side of Rights Certificate]

                     FORM OF ASSIGNMENT

   (To be executed by the registered holder if such holder desires to transfer the Rights Certificates.)




          FOR VALUE RECEIVED
hereby sells, assigns and transfers unto

       (Please print name and address of transferee)

Rights evidenced by this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint
Attorney to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.


Dated:




                              Signature

(Signature must conform in all
                              respects to name of holder as
                              specified on the face of this
                              Rights Certificate)

Signature Guaranteed:
                        Certificate

          The undersigned hereby certifies by checking the appropriate boxes that:

          (1)  this Rights Certificate [   ] is  [   ] is
not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Associate or an Affiliate thereof (as such terms are defined in the Rights Agreement); and

          (2)  after due inquiry and to the best knowledge
of the undersigned, it [      ] did  [      ] did not
acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).


Dated:
                              Signature

(Signature must conform in all
                              respects to name of holder as
                              specified on the face of this
                              Rights Certificate)

                FORM OF ELECTION TO PURCHASE
            (To be executed if registered holder
        desires to exercise the Rights Certificate.)

TO MEDIMMUNE, INC.:

          The undersigned hereby irrevocably elects to exercise ________________ Rights represented by this Rights
Certificate to purchase the shares of Preferred Stock (or other securities) issuable upon the exercise of such Rights and requests that certificates for such share(s) be issued in the following name:

Please insert social security
or other identifying number:


              (Please print name and address)



If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights
Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number:

              (Please print name and address)



Dated:




Signature

(Signature must conform in all
                              respects to name of holder as
                              specified on the face of this
                              Rights Certificate)

Signature Guaranteed:
                        Certificate

          The undersigned hereby certifies by checking the appropriate boxes that:

          (1)  this Rights Certificate [   ] is  [   ] is
not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Associate or an Affiliate thereof (as such terms are defined in the Rights Agreement); and

          (2)  after due inquiry and to the best knowledge
of the undersigned, it [      ] did  [      ] did not
acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).


Dated:
                              Signature

(Signature must conform in all
                              respects to name of holder as
                              specified on the face of this
                              Rights Certificate)